QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Sale and Purchase Agreement

between

mg technologies ag
Bockenheimer Landstraße 73 – 77
60325 Frankfurt am Main
Germany

- hereinafter referred to as "Seller" -

and

MG North America Holdings Inc.
520 Madison Avenue
New York, NY 10022
USA

- hereinafter referred to as "MG NAH" and jointly with Seller as "Sellers" -

on the one hand

and

Deukalion Einundzwanzigste Vermögensverwaltungs-GmbH
(to be renamed: Knight Erste Beteiligungs-GmbH)

- hereinafter referred to as "Purchaser 1" -,

Deukalion Sechzehnte Vermögensverwaltungs-GmbH
(to be renamed: Knight Zweite Beteiligungs-GmbH)

- hereinafter referred to as "Purchaser 2a" -

Deukalion Zweiundzwanzigste Vermögensverwaltungs-GmbH
(to be renamed: Knight Dritte Beteiligungs-GmbH)

- hereinafter referred to as "Purchaser 2b" -

Deukalion Neunundzwanzigste Vermögensverwaltungs-GmbH
(to be renamed: Knight Vierte Beteiligungs-GmbH)

- hereinafter referred to as "Purchaser 2c" -

Deukalion Dreißigste Vermögensverwaltungs-GmbH
(to be renamed: Knight Fünfte Beteiligungs-GmbH)

- hereinafter referred to as "Purchaser 2d" -

- Purchasers 2a to d hereinafter jointly referred to as "Purchasers 2" -

and
RW Holding Corp., 100 Overlook Center, Princeton, New Jersey 08540, USA

- hereinafter referred to as "Purchaser 3" and jointly with Purchaser 1 and Purchasers 2 as the
"Purchasers" -

on the other hand

(Seller, MG NAH and Purchasers hereinafter jointly referred to as "Parties" and each of them individually as a "Party").

Definitions

"Accountant" shall have the meaning described in	Section 26.7
"Active U.S. Employee" shall have the meaning described in	Section 17.43(f)(aa)
"Additional Tax" shall have the meaning described in	Section 22.5
"ADSP" shall have the meaning described in	Section 26.7
"Affiliated Companies" shall have the meaning described in	Section 13.2(a)(bb)
"Affiliated Group" shall have the meaning described in	Section 22.1
"Allocation Dispute Resolution Procedure" shall have the meaning described in	Section 26.7
"Annual Accounts" shall have the meaning described in	Section 17.23
"As-If-VAT-Returns" shall have the meaning described in	Section 25.4
"Assets" shall have the meaning described in	Section 17.9
"Associated Company" shall have the meaning described in	Section 17.11(a)
"Audit Adjustments" shall have the meaning described in	Section 13.5
"Audit Committee" shall have the meaning described in	Section 32.3
"Audit Shortfall" shall have the meaning described in	Section 13.5
"Capital Expenditures" shall have the meaning described in	Section 13.2(a)(ii)
"Cash" shall have the meaning described in	Section 13.2(b)(aa)
"CeramTec" shall have the meaning described in	Section 3.1
"CeramTec North America" shall have the meaning described in	Section 3.4
"Chemetall" shall have the meaning as described in	Section 5.1
"Chemetall Corporation Subsidiaries" shall have the meaning as described in	Section 5.4
"Closing" shall have the meaning as described in	Section 15.1
"Closing Adjustment Calculation" shall have the meaning described in	Section 14.1
"Closing Balance Sheet" shall have the meaning described in	Section 14.1
"Closing Conditions" shall have the meaning described in	Section 15.2
"Closing Date" shall have the meaning described in	Section 15.1
"Closing Net Financial Debt" shall have the meaning described in	Section 13.2
"Closing Working Capital" shall have the meaning described in	Section 14.1
"Code" shall have the meaning described in	Section 17.43(f)(bb)
"Companies" shall have the meaning described in	Section 9.4
"Compliance Order" shall have the meaning described in	Section 23.1(g)
"Consolidated Companies" shall have the meaning described in	Exhibit 14.1(a)

"Controlled Group Liability" shall have the meaning described in	Section 17.43(f)(cc)
"Damages" shall have the meaning described in	Section 20.1
"Data Room" shall have the meaning described in	Section 19.5
"Determination" shall have the meaning described in	Section 26.6
"Disputed Items" shall have the meaning described in	Section 14.4
"DN Beteiligungen" shall have the meaning described in	Section 2
"DN Business" shall have the meaning described in	Section 9.5
"DNES" shall have the meaning described in	Section 6.1
"DN Kunststoff" shall have the meaning described in	Section 7
"DN US Shares" shall have the meaning described in	Section 9.2
"Dynamit Nobel" shall have the meaning described in	Section 1.1
"338(h)(10) Elections" shall have the meaning described in	Section 26.6
"338(h)(10) Election Subsidiaries" shall have the meaning described in	Section 26.6
"338(h)(10) Election Allocation Statements" shall have the meaning described in	Section 26.7
"Enterprise Agreements" shall have the meaning described in	Section 28.1
"Enterprise Value" shall have the meaning described in	Section 12.2
"Environmental Contamination" shall have the meaning described in	Section 23.1(a)
"Environmental Damage Claims" shall have the meaning described in	Section 23.1(h)
"Environmental Expert" shall have the meaning described in	Section 28.8
"Environmental Law" shall have the meaning described in	Section 23.1(b)
"Environmental Liability" shall have the meaning described in	Section 23.1(d)
"Environmental Matter" shall have the meaning described in	Section 23.1(e)
"Environmental Obligation" shall have the meaning described in	Section 23.1(i)
"Environmental Permits" shall have the meaning described in	Section 23.1(c)
"ERISA" shall have the meaning described in	Section 17.43(f)(dd)
"Expert" shall have the meaning described in	Section 14.6
"Fiduciary Agreement" or "Fiduciary Agreements" shall have the meaning described in	Section 8.2
"Financial Debt" shall have the meaning described in	Section 13.2(a)
"Financial Statements" shall have the meaning described in	Section 17.24
"Former U.S. Employees" shall have the meaning described in	Section 17.43(f)(ee)
"German Business or "German Businesses" shall have the meaning described in	Section 8.2

"Hazardous Materials" shall have the meaning described in	Section 23.1(f)
"IC Accounts" shall have the meaning described in	Section 12.3
"Immediately Transferred Savings Plan Participants" shall have the meaning described in	Section 34.2(b)
"Indemnitee" shall have the meaning described in	Section 20.1
"Individual Claim" shall have the meaning described in	Section 19.2(a)
"Individual Environmental Liability" shall have the meaning described in	Section 23.2(b)
"Intellectual Property Rights" shall have the meaning described in	Section 17.13
"Intercompany Agreements" shall have the meaning described in	Section 32.1
"Knowledge of Seller" shall have the meaning described in	Section 17.51
"Liquid Assets" shall have the meaning described in	Section 13.2 (b)
"Loss" shall have the meaning described in	Section 23.1(d)
"Management" shall have the meaning described in	Section 17.41
"Material Agreements" shall have the meaning described in	Exhibit 17.11(a)
"Material Adverse Change" shall have the meaning described in	Section 31.1(b)
"Material Adverse Effect" shall have the meaning described in	Section 17.22(c)
"MG NAH Group" shall have the meaning described in	Section 26.1
"New Issues" shall have the meaning described in	Section 42.3
"Noah Adjustments" shall have the meaning described in	Section 22.6
"Noah Step Up" shall have the meaning described in	Section 22.6
"Noah Tax Assessment" shall have the meaning described in	Section 22.6
"Noah Tax Assessment Date" shall have the meaning described in	Section 22.6
"Outstanding Exhibits" shall have the meaning described in	Section 41.1
"Owned Real Estate" shall have the meaning described in	Section 17.12(a)
"Past Practices" shall have the meaning described in	Section 26.1
"Permits" shall have the meaning described in	Section 17.22(a)
"Plan" or "Plans" shall have the meaning described in	Section 17.38
"Pre-Closing Period" shall have the meaning described in	Section 22.1
"Pre-Closing Straddle Period" shall have the meaning described in	Section 22.2
"Post-Closing Period" shall have the meaning described in	Section 22.2
"Post-Closing Straddle Period" shall have the meaning described in	Section 22.2
"Product Liability Claim" shall have the meaning described in	Section 17.44(a)
"Provisional Financial Debt" shall have the meaning described in	Section 12.2(a)
"Provisional Liquid Assets" shall have the meaning described in	Section 12.2(b)

"Provisional Net Financial Debt" shall have the meaning described in	Section 12.2(a)
"Purchase Price" shall have the meaning described in	Section 12.1
"Purchase Price Adjustment Amount" shall have the meaning described in	Section 13.6
"Purchaser Savings Plan" shall have the meaning described in	Section 34.2(b)
"Qualified Plans" shall have the meaning described in	Section 17.43(c)
"Reference Working Capital" shall have the meaning described in	Section 13.4
"Review Period" shall have the meaning described in	Section 14.3
"Sachtleben" shall have the meaning described in	Section 4.1
"SBU" shall have the meaning described in	Section 17.9
"Seller's Auditors" shall have the meaning described in	Section 14.1
"Seller's Group Companies" shall have the meaning described in	Section 36.1
"Seller Savings Plan" shall have the meaning described in	Section 34.2(b)
"Shares" shall have the meaning described in	Section 9.3
"Signing" shall have the meaning described in	Section 17
"Step Down Taxes" shall have the meaning described in	Section 22.6
"Step Down Tax Amount" shall have the meaning described in	Section 22.6
"Straddle Period" shall have the meaning described in	Section 22.2
"Tax" or "Taxes" shall have the meaning described in	Section 17.27
"Tax Authority" shall have the meaning described in	Section 26.4
"Tax Benefit" shall have the meaning described in	Section 22.4
"Tax Proceeding" shall have the meaning described in	Section 26.4
"Trustees" shall have the meaning described in	Section 8.1
"U.S. Benefit Plan" shall have the meaning described in	Section 17.43(f)(ff)
"U.S. Companies" shall have the meaning described in	Section 17.43(f)(hh)
"U.S. Company Benefit Plan" shall have the meaning described in	Section 17.43(f)(gg)
"U.S. Employees" shall have the meaning described in	Section 17.43(f)(ii)
"U.S. Employment Agreement" shall have the meaning described in	Section 17.43(f)(jj)
"U.S. GAAP" shall have the meaning described in	Section 17.23
"U.S. Subsidiary Allocation Statement" shall have the meaning described in	Section 12.5
"VAT" shall have the meaning described in	Section 22.8
"Welfare Benefits" shall have the meaning described in	Section 34.2(d)

List of Exhibits

Exhibit 1.3	List of participations held by Dynamit Nobel
Exhibit 3.3	List of participations held by CeramTec
Exhibit 4.3	List of participations held by Sachtleben
Exhibit 5.3	List of participations held by Chemetall
Exhibit 5.4	List of participations held by Chemetall Corporation
Exhibit 6.3	List of participations held by DNES
Exhibit 8.3	Copies of the Fiduciary Agreements
Exhibit 11.1	Statement of Consent by Trustees
Exhibits 11.2(a) to (d)	Internal bookings of German Businesses
Exhibit 12.3	Rules for Netting and Estimation
Exhibit 12.4	Payment of the Purchase Price between Purchasers
Exhibit 13.2(a)(bb)	Net Debt Calculation
Exhibit 13.2(a)(ff)	Definition of unfunded pension and other employee benefit obligations
Exhibit 13.2(a)(ii)	Capex budget of the Consolidated Companies for 2004
Exhibit 13.5(c)	List of non-recurring items
Exhibit 13.7	Allocation of the Purchase Price to the Companies
Exhibit 14.1(a)	Principles underlying the Closing Balance Sheet
Exhibit 14.1(b)	Principles underlying the Working Capital Calculation
Exhibit 14.7	Instruction Letter to arbitrator
Exhibit 17.4	List of encumbrances in shares and interests
Exhibit 17.6	List of joint venture and similar agreements
Exhibit 17.9(a)	Definition of SBU
Exhibit 17.9(b)	List of encumbered Assets
Exhibit 17.11	Definition of Material Agreements
Exhibit 17.11(a)	List of Material Agreements
Exhibit 17.12(a)	List of sites, excerpts from real estate registers or equivalent foreign real estate records
Exhibit 17.12(b)	Obligations to grant and restrictions by charges, encumbrances and other third party rights
Exhibit 17.13	List of Intellectual Property Rights
Exhibit 17.14	List of lapsed or abandoned Intellectual Property Rights
Exhibit 17.16	List of infringements of Intellectual Property Rights

Exhibit 17.17	List of infringements of Intellectual Property Rights by DN Business
Exhibit 17.19	List of licenses re Intellectual Property Rights
Exhibit 17.20	List of licenses re use of business names
Exhibit 17.21(b)	List of public grants and subsidies
Exhibit 17.22	List of discrepancy re Permits and other issues
Exhibit 17.24	Copies of Financial Statements
Exhibit 17.27	List of exceptions to the statements made in Section 17.27
Exhibit 17.29	List of exceptions to the statements made in Section 17.29
Exhibit 17.30	List of exceptions to the statements made in Section 17.30
Exhibit 17.32	List of Tax audits
Exhibit 17.33	List of written tax rulings
Exhibit 17.35	List of Strikes and Work Stoppages
Exhibit 17.36	List of directors and employees
Exhibit 17.37	List of shop agreements and other commitments re termination of employee contracts
Exhibit 17.38	List of shop agreements and other commitments
Exhibit 17.43(a)	List of U.S. Benefit Plans and U.S. Employment Agreements
Exhibit 17.43(c)	List of each U.S. Benefit Plan intended as "qualified plan"
Exhibit 17.44(a)	List of Product Liability Claims
Exhibit 17.44(b)	List of recalled products
Exhibit 17.45	Use of "Chrome 6" and asbestos
Exhibit 17.47	List of Third Reich claims
Exhibit 17.49	List of pending or threatened court proceedings
Exhibit 17.51	List of persons whose knowledge is attributed to Sellers
Exhibit 18.1(b)	Confirmation by financing banks
Exhibit 19.5	Persons whose actual knowledge is attributed to Purchasers
Exhibit 19.8(a)	Copies of the unaudited carve-out accounts for the DN Business as of December 31, 2003
Exhibit 22.6	Description of the Noah step-up
Exhibit 23.2 (a)	Environmental disclosures for Advanced Ceramics
Exhibit 23.2 (b)	Environmental disclosures for Custom Synthesis
Exhibit 23.2 (c)	Environmental disclosures for Dynamit Nobel AG
Exhibit 23.2 (d)	Environmental disclosures for Dynamit Nobel Group
Exhibit 23.2 (e)	Environmental disclosures for Pigment Chemicals
Exhibit 23.2 (f)	Environmental disclosures for Specialty Chemicals

Exhibit 23.3 (c)	List of factual and legal basis for Environmental Damages Claims
Exhibit 29.1	List of Comfort Letters
Exhibit 36.5	Non-compete covenant of Dynamit Nobel
Exhibit 41.1	List of Outstanding Exhibits

Part I
Description of Sold Business
Section 1
Dynamit Nobel AG

1.
Dynamit Nobel AG is a stock corporation under German law having its principal place of business in Troisdorf and being registered in the Commercial Register of the local court of Siegburg under docket number HR B 2591 with a share capital of € 123,047,600 (herein referred to as "Dynamit Nobel"). The share capital is divided into 123,047,600 non par value bearer shares. All shares in Dynamit Nobel are held by Seller.

2.
Dynamit Nobel is a holding company. In such capacity, it provides certain staff functions to its subsidiaries but does not operate a business of its own.

3.
In addition to the subsidiaries described in Sections 2 to 6 below, Dynamit Nobel holds the participations as set forth in detail in Exhibit 1.3 hereto.

Section 2
Dynamit Nobel Beteiligungen GmbH

  Dynamit Nobel Beteiligungen GmbH is a limited liability company under German law having its principal place of business in Troisdorf and being registered in the Commercial Register of the local court of Siegburg under docket number HR B 5450 with a share capital of € 5,113,000 (herein referred to as "DN Beteiligungen"). All shares in DN Beteiligungen are held by Dynamit Nobel. DN Beteiligungen does not maintain any business operation but is a mere holding company.

Section 3
CeramTec AG Innovative Ceramic Engineering,
CeramTec North America Innovative Ceramic Engineering Corporation

1.
CeramTec AG Innovative Ceramic Engineering is a stock corporation under German law having its principal place of business in Plochingen and being registered in the Commercial Register of the local court of Esslingen under docket number HR B 3239 with a share capital of € 30,000,000 divided into 28,160,000 non par value bearer shares (herein referred to as "CeramTec"). The shares in CeramTec are held as follows:

(a)
14,361,600 shares representing 51% of the share capital are held by DN Beteiligungen;

(b)
7,490,560 shares representing 26.6% of the share capital are held by Seller; and

(c)
6,307,840 shares representing 22.4% of the share capital are held by Dynamit Nobel.

2.
Subject to the Fiduciary Agreement with Seller, CeramTec manufactures and markets directly and indirectly through subsidiaries high-performance ceramics products.

3.
Furthermore, CeramTec holds the participations set forth in detail in Exhibit 3.3 hereto.

4.
CeramTec North America Innovative Ceramic Engineering Corporation is a stock corporation under the laws of Delaware, USA, with 100 issued shares having a par value of US $1 each (herein referred to as "CeramTec North America"). All shares are held by MG NAH. CeramTec North America is part of the high-performance ceramics activities described in para 2 above.

Section 4
Sachtleben Chemie GmbH,
Sachtleben Corporation

1.
Sachtleben Chemie GmbH is a limited liability company under German law having its principal place of business in Duisburg and being registered in the Commercial Register of the local court of Duisburg under docket number HR B 1819 with a share capital of € 25,600,000 (herein referred to as "Sachtleben"). Shares in the aggregate amount of € 13,056,000 representing 51% of the share capital are held by DN Beteiligungen, shares in the aggregate amount of € 12,544,000 representing 49% of the share capital are held by Dynamit Nobel.

2.
Subject to the Fiduciary Agreement with Seller, Sachtleben produces and markets directly and through subsidiaries a range of white pigments, additives and extenders.

3.
Sachtleben holds the participations as set forth in detail in Exhibit 4.3 hereto.

4.
Sachtleben Corporation is a corporation under the laws of Delaware, USA, with 100 issued shares having a par value of U.S. $0.01 each. All shares are held by MG NAH. Sachtleben Corporation maintains a sales office for the products described in para 2 above.

Section 5
Chemetall GmbH,
Chemetall Corporation

1.
Chemetall is a limited liability company under German law having its principal place of business in Frankfurt am Main and being registered in the Commercial Register of the local court of Frankfurt am Main under docket number HR B 6709 with a share capital of € 26,000,000 (herein referred to as "Chemetall"). Shares in the aggregate amount of € 13,260,000 representing 51% of the registered share capital are held by DN Beteiligungen, shares in the aggregate nominal amount of € 12,740,000 representing 49% of the registered share capital are held by Dynamit Nobel.

2.
Subject to the Fiduciary Agreement with Seller, Chemetall manufactures and markets directly and through subsidiaries surface treatment products, lithium compounds, fine chemicals and polymer chemicals.

3.
Chemetall holds the participations as set forth in detail in Exhibit 5.3, hereto.

4.
Chemetall Corporation is a corporation under the laws of Delaware, USA, with 100 issued shares having a par value of U.S. $0.01 each. All shares are held by MG NAH. Chemetall Corporation holds the participations as set forth in detail in Exhibit 5.4 (herein referred to as "Chemetall Corporation Subsidiaries"). Chemetall Corporation manufactures and markets directly and through its subsidiaries the products described in para 2 above.

Section 6
Dynamit Nobel GmbH Explosivstoff-und Systemtechnik

1.
Dynamit Nobel GmbH Explosivstoff- und Systemtechnik is a limited liability company under German law having its principal place of business in Troisdorf and being registered in the Commercial Register of the local court of Siegburg under docket number HR B 1919 with a share capital of DM 40,000,000 divided into a share in the nominal amount of DM 50,000 and a share in the nominal amount of DM 39,950,000 (herein referred to as "DNES"). All shares are held by Dynamit Nobel.

2.
DNES develops, manufactures and markets directly and indirectly through subsidiaries molecules for advanced intermediates and active ingredients for pharmaceutical and life science industries.

3.
DNES holds the participations set forth in detail in Exhibit 6.3 hereto.

Section 7
Dynamit Nobel Kunststoff GmbH

  Dynamit Nobel Kunststoff GmbH is a limited liability company having its principal place of business in Weißenburg and being registered in the Commercial Register of the local court of Ansbach under docket number HR B 2476 with a registered share capital of € 21,000,000 (herein referred to as "DN Kunststoff"). All shares in DN Kunststoff are held by Dynamit Nobel as of the date hereof and will be transferred to a third party (i.e. none of the Companies) prior to the Closing Date.

Section 8
Fiduciary Agreements

1.
Effective as of December 31, 2002, Seller entered into a fiduciary agreement with each of the following companies:

(a)
CeramTec;

(b)
Sachtleben;

(c)
Chemetall, and

(d)
hebro chemie GmbH.

  (the companies listed under lit. (a) to (d) above are herein jointly referred to as "Trustees").

2.
As a result of the execution of the fiduciary agreements referred to in para 1 above (herein referred to as "Fiduciary Agreement" or "Fiduciary Agreements"), Seller is the economic owner (wirtschaftlicher Eigentümer) of the German business operations of the Trustees (herein referred to as "German Business" or "German Businesses"). The Trustees operate the German Businesses on their own behalf but for the account of, and in accordance with the instructions given by Seller. Seller guarantees that it may sell and transfer the economic ownership to third parties including Purchasers without any limitation. As consideration, the Fiduciary Agreements provide for the payment of an arm's length purchase price by Seller to each of the Trustees and an annual management fee as compensation for the operation of their respective German Business.

3.
Copies of the Fiduciary Agreements are attached hereto as Exhibit 8.3.

Part II
Sale and Transfer
Section 9
Sale

1.
Seller hereby sells to Purchaser 1 and Purchaser 1 accepts the sale of,

(a)
all shares in Dynamit Nobel as described in Section 1 para 1;

(b)
all shares held by it in CeramTec as described in Section 3 para 1 above; and

  Seller hereby sells to Purchaser 2a and Purchaser 2a accepts the sale of

  (c)
  its rights and obligations under the Fiduciary Agreement as described in Section 8 para 1(a) above;

  Seller hereby sells to Purchaser 2b and Purchaser 2b accepts the sale of

  (d)
  its rights and obligations under the Fiduciary Agreement as described in Section 8 para 1(b) above;

  Seller hereby sells to Purchaser 2c and Purchaser 2c accepts the sale of

  (e)
  its rights and obligations under the Fiduciary Agreement as described in Section 8 para 1(c) above;

  Seller hereby sells to Purchaser 2d and Purchaser 2d accepts the sale of

  (f)
  its rights and obligations under the Fiduciary Agreement as described in Section 8 para 1(d) above.

2.
MG NAH hereby sells to Purchaser 3 and Purchaser 3 accepts the sale of, all shares held in

(a)
CeramTec North America as described in Section 3 para 4 above;

(b)
Sachtleben Corporation as described in Section 4 para 4 above; and

(c)
Chemetall Corporation as described in Section 5 para 4 above.

    CeramTec North America, Sachtleben Corporation and Chemetall Corporation are herein jointly referred to as "DN US Shares".

3.
The sale pursuant to paras 1 and 2 above shall become effective on the Closing Date and shall be subject to the satisfaction of the Closing Conditions set forth in Section 15 para 2 (c) and (d) hereof. The shares sold pursuant to paras 1 and 2 are herein jointly referred to as "Shares".

4.
All companies described in Sections 1 to 6 above including their respective participations listed in the respective Exhibits to the aforementioned Sections are herein jointly referred to as "Companies".

5.
The Companies and the rights and obligations of Seller under the Fiduciary Agreements together are herein referred to as "DN Business". The fact that a Company is a party to one of the Fiduciary Agreements shall not affect, alter or limit any claims pursuant to the representations, warranties, indemnities and guarantees set forth in this Agreement.

6.
Sellers agree that they will procure, upon request of Purchasers, the sale and transfer of (at a consideration mutually to be agreed between the Parties on the basis of the EBIT/EBITDA of the transferred Consolidated Companies in relation to the EBIT/EBITDA of the DN Business; Section 26 para 7 shall apply accordingly) one or more of the French Consolidated Companies (or other Companies as mutually agreed) or parts thereof after all Closing Conditions have been fulfilled but before the Closing to any of Purchasers or any of its Affiliates. Such sale and transfer shall be subject to the condition subsequent (auflösende Bedingung) that Closing takes place (i.e. that the Agreement is not terminated). The consideration shall upon request of Purchasers be deferred until after the Closing. Purchasers agree to indemnify and hold harmless Sellers from and against any damages (it being understood that in case the sale is subject to Tax at the level of Seller, the Tax burden shall be 1.4% of the capital gain for German Tax purposes from the sale of shares in the Consolidated Company at the level of the selling Consolidated Company), or costs suffered by Sellers as a result of such transfer. The sale and transfer as contemplated in this Section 9 para 6 shall be disregarded in calculating the Purchase Price or any adjustments thereof. Irrespective of the foregoing sentence, any profit or loss from the sale of shares in such Consolidated Company shall be treated as a Financial Debt or Liquid Asset in accordance with Section 28 para 3, if and to the extent that such profit or loss has an impact on the results of Dynamit Nobel.

7.
The Parties agree that they shall fully cooperate in order to optimize the DN Business with respect to the real estate items belonging to the DN Business, which may include the sale and transfer of such real estate items to Purchasers, any of their affiliates, Seller or a third party without undue delay after Seller's general meeting (Section 15 para 2(c)). Purchasers agree to indemnify and hold harmless Sellers from and against any damages, Taxes or costs suffered by Sellers as a result of such transfer, however, this shall not apply to any Taxes on capital gains from the sale and transfer of real estate items belonging to the German Business.

Section 10
Transfer of Shares

1.
Effective as of the Closing and subject to the satisfaction of the Closing Conditions and the payment of the Purchase Price pursuant to Section 12 para 4 and of the amount referred to in Section 11 para 2 as well as of the shareholder loans pursuant to Section 16 para 2 lit (b),

(a)
Seller hereby transfers to Purchaser 1, and Purchaser 1 accepts the transfer of, title to

(aa)
the shares in Dynamit Nobel sold pursuant to Section 9 para 1 lit (a) above and

(bb)
the shares in CeramTec sold pursuant to Section 9 para 1 lit (b) above,

  and

  (b)
  MG NAH hereby transfers to Purchaser 3, and Purchaser 3 accepts the transfer of,

  (aa)
  the shares in CeramTec North America sold pursuant to Section 9 para 2 lit (a) above,

  (bb)
  the shares in Chemetall Corporation sold pursuant to Section 9 para 2 lit (c) above and

  (cc)
  the shares in Sachtleben Corporation sold pursuant to Section 9 para 2 lit (b) above with all rights and obligations appertaining to such shares.

2.
Seller and MG NAH shall hand over the certificates representing the Shares to the respective Purchaser on the Closing Date.

Section 11
Transfer of Fiduciary Agreements

1.
Effective as of the Closing and subject to the satisfaction of the Closing Conditions, Seller hereby transfers subject to the payment of the Purchase Price pursuant to Section 12 para 4 and of the amount referred to in para 2 as well as of the shareholder loans pursuant to Section 16 para 2 lit (b) to Purchasers 2, and Purchasers 2 accept the transfer of Seller's rights and obligations under the Fiduciary Agreements. The Trustees have consented to the transfer of all rights and obligations by Seller to Purchasers 2 by a statement substantially in the form as attached hereto as Exhibit 11.1.

2.
Exhibits 11.2(a) to (d) show the internal bookings relating to each of the German Businesses as a result of the Fiduciary Agreements leading to a liability to or receivable against Seller, as the case may be, of each of the German Businesses as per December 31, 2003. Purchasers 2 shall pay to Seller the non-trade balance of such liabilities and receivables as per the Closing Date in accordance with the procedure set forth in Section 12.3. In case of a dispute between Seller and Purchasers regarding such balance as calculated by Seller, Section 14 paras 3 et seq. shall apply accordingly.

Part III
Purchase Price, Closing
Section 12
Purchase Price

1.
The preliminary purchase price for the sale of the DN Business (herein referred to as "Purchase Price") shall be based on the following calculation:

2.
The agreed-upon enterprise value of the DN Business amounts to € 2,250,000,000 (in words: Euro two billion two hundred fifty million) (herein referred to as "Enterprise Value") will be reduced by Seller's best estimate of an amount (herein referred to as "Provisional Net Financial Debt") which is equal to the amount of

(a)
Seller's best estimate of the aggregate amount of the Financial Debt as defined in Section 13 para 2 lit (a) as of the Closing Date (herein referred to as "Provisional Financial Debt").

          minus

  (b)
  Seller's best estimate of the aggregate amount of the Liquid Assets as defined in Section 13 para 2 lit (b) as of the Closing Date (herein referred to as "Provisional Liquid Assets")

  and further reduced or increased (as the case may be) by the shortfall or excess amount of Seller's best estimate of the difference between the Reference Working Capital and the Closing Working Capital.

3.
Seller's best estimates of the above positions as of Closing shall be made in good faith and applying the care of a prudent businessman and shall be delivered to Purchasers (i) on each last business day (Frankfurt am Main) of each month following the Signing until the Closing and (ii) on the first business day following the day on which the last Closing Condition has been satisfied or its satisfaction been waived, which last estimate shall be decisive for the Purchase Price to be paid at Closing if absent manifest mathematical error.

  Sellers shall give Purchasers and Purchasers' advisors access to all information necessary to review such estimates and Purchasers and Purchasers' advisors shall have the right to review and correct the estimates for manifest error within 2 business days after its receipt and shall submit the so corrected estimates to Seller, which then shall be decisive for the Purchase Price to be paid at Closing. The IC Accounts shall be netted and settled in accordance with the rules set forth in Exhibit 12.3.

4.
At the Closing Date, the Purchase Price shall be paid by the respective Purchaser in accordance with the allocation set forth in Exhibit 12.4 by transfer of immediately available funds and free of wire transfer charges and transfer taxes to a bank account of Seller as Seller may specify in writing not later than five business days in Frankfurt am Main prior to the Closing Date. If Closing falls on a week-end day or bank holiday, the Parties shall consider in good faith an escrow or other mechanism to facilitate the Closing.

5.
Within ninety (90) days after the Closing Date, Sellers shall deliver to Purchasers their proposed draft of a statement (the "U.S. Subsidiary Allocation Statement") setting forth their proposed allocation of a portion of the Purchase Price among the shares of stock of CeramTec North America, Sachtleben Corporation and Chemetall Corporation. Except as may be required by a Determination (as defined in Section 26 para 6) or in the event that Purchasers determine such U.S. Subsidiary Allocation Statement to be unreasonable, Purchasers and Seller shall report the allocation of the Purchase Price in a manner consistent with the U.S. Subsidiary Allocation Statement. In the event that Purchasers and Seller are unable to agree on such U.S. Subsidiary Allocation Statement, Purchasers and Seller shall resolve such dispute in accordance with the Allocation Dispute Resolution Procedure, as set forth in Section 26 para 7.

Section 13
Purchase Price Adjustment

1.
The Purchase Price shall be adjusted on the basis of the Closing Net Financial Debt in accordance with the rules set forth in paras 2 and 3 below and the Closing Working Capital in accordance with the rules set forth in paras 4 and 5 below and the Operating Profit Shortfall in accordance with the rules set forth in para 5 always provided that there shall be no double-counting of any item.

2.
The Purchase Price shall be increased by the amount by which the Closing Net Financial Debt as defined below is lower than the Provisional Net Financial Debt. The "Closing Net Financial Debt" shall be

(a)
the aggregate amount of all

(aa)
liabilities for borrowed money including without limitation (i) accrued interest and (ii) pre-payment penalties for borrowed money, of the consolidated Companies as defined in Exhibit 14.1(a) (herein referred to as "Consolidated Companies"). The amount in (ii) shall only be included to the extent that the borrowed money has been borrowed on the basis of terms that include a right to terminate for change of control and that such right is exercised within 60 days from Closing.

(bb)
liabilities (as defined in Exhibit 13.2(a)(bb)) of the Consolidated Companies to affiliated companies in the meaning of Section 15 German Stock Corporation Act (AktG) (herein referred to as "Affiliated Companies") other than any of the Companies and except for trade liabilities to Affiliated Companies,

(cc)
liabilities of the Consolidated Companies arising from capital leasing (as defined in Exhibit 13.2(a)(bb),

(dd)
liabilities of the Consolidated Companies with respect to the gross accounts receivable factored including without limitation by asset-backed securities transactions whether or not reflected as a liability in the financial statements of the Consolidated Companies,

(ee)
any cash collected with respect to factored receivables which is reflected as a liability in the financial statements of the Consolidated Companies and cash payments collected by DN Kunststoff representing a liability to the respective factoring counter party,

(ff)
the greater of

(i)
€ 275 million

      or

      (ii)
      any shortfall of Plan assets compared with Plan liabilities measured using actuarial methods and assumptions consistent with the principles of US GAAP. Where the Seller has disclosed US GAAP valuations as of December 31, 2003, the same actuarial method and assumptions shall be used in order to assess Plan liabilities, except that the assumptions shall be adjusted to allow for the change in market conditions from December 31, 2003 to Closing. The manner of this adjustment is defined in Exhibit 13.2(a)(ff). The Plans to be valued for this purpose will include all unfunded pension and employee benefits obligations including without limitation long service awards, bonuses, disability benefits, and termination and retirement indemnities and any under funded elements of funded pension or other post retirement benefits (including without limitation any indemnifications for pension and employee benefits obligations, any value under US GAAP of future pension increases in relation to the Pensionskasse as well as the liabilities and obligations relating to severance, redundancy or part-time/early retirement arrangements (Altersteilzeit) in Germany and equivalent arrangements in any other country) provided, however, that corresponding accruals are required pursuant to US GAAP and that this clause (ii) shall only be applicable if the shortfall amount exceeds € 320 million,

    (gg)
    all external debt or liabilities of non-consolidated subsidiaries or joint ventures or any third party for which one of the Consolidated Companies has provided a direct or indirect guarantee or is in any other way liable, for payment,

    (hh)
    preference dividend shares or other similar type of arrangements of the Consolidated Companies for which a mandatory redemption payment is required,

    (ii)
    the shortfall of the actual Capital Expenditures of the Consolidated Companies (incurred and paid in cash) between January 01, 2004 and the Closing Date in relation to the budgeted Capital Expenditures (as attached in Exhibit 13.2(a)(ii)) for such period minus € 6 million "Capital Expenditures" shall mean all investments including those for maintenance costs but excluding purchases of working capital items in the usual course of business,

    (jj)
    any dividends resolved upon but not yet distributed as well as any profit transfers and guaranteed dividends and payments pursuant to profit transfer agreements to parties other than the Consolidated Companies and any dividends resolved upon or distributed since December 31, 2003 by a non-consolidated Company to a Consolidated Company,

    (kk)
    balance due to any of the Sellers under the Fiduciary Agreements as set forth under Section 11.2 above,

    (ll)
    negative mark-to-market effects of all foreign exchange contracts and interest rate swaps of the Consolidated Companies, to the extent that such contracts or swaps relate to borrowed money that has been borrowed on the basis of terms that include a right to terminate for change of control and that such right is exercised within 60 days from Closing,

    (mm)
    liabilities of the Consolidated Companies for the acquisition of assets and services for which and to the extent the consideration is due 180 days or more after the respective acquisition,

    (nn)
    liabilities of the Consolidated Companies under bonds, notes, debentures or similar instruments, in respect of letters of credit, banker's acceptances, liabilities on bills drawn or similar credit transactions,

    (oo)
    any other liability of the Consolidated Companies towards the non-consolidated Companies or joint-ventures other than trade payables netted against any other receivable from such entity towards the non-consolidated Companies or joint-ventures (other than trade receivables and dividends), avoiding double-counting of such receivables with Section 13 para 2(b)(bb) below and provided that the netting is limited to the amount of the liability.

            (lit (aa) to lit (oo) herein referred to as "Financial Debt")

            such Financial Debt determined in accordance with the procedure set forth in Section 14 below,

          minus

  (b)
  the aggregate amount of all

  (aa)
  cash on hand, cheques to the extent they have been credited by the time the Seller delivers the audited Closing Adjustment Calculation pursuant to Section 17 para 1, bank credit balances and liquid securities of the Consolidated Companies (jointly "Cash"). Cash shall not include any third party deposits and prepayments and the higher of the total amount of the following shall be deducted from Cash:

  (i)
  the total amount of the items of this Section 13 para 2 (b)(aa) to the extent that the respective items are subject to legal or administrative restrictions or to local exchange control, such that such deposits, cash or cash equivalents are not generally available for repayment of indebtedness incurred by the Consolidated Companies

      or

      (ii)
      € 5 million.

            If the balance of (aa) and (i) or (ii) is negative, the balance shall increase the Financial Debt.

    (bb)
    interest-bearing accounts receivable (as defined in Exhibit 13.2(a)(bb)) of the Consolidated Companies against Affiliated Companies other than any of the Companies except for trade accounts receivable against Affiliated Companies,

          (lit (aa) herein referred to as "Liquid Assets")

            such Liquid Assets determined in accordance with the procedure set forth in Section 14 below.

3.
The Purchase Price shall be reduced by the amount by which the Closing Net Financial Debt is higher than the Provisional Net Financial Debt.

4.
The Purchase Price shall be increased by the amount by which the Closing Working Capital of the DN Business as determined in accordance with Section 14 below and as shown on the Closing Working Capital Calculation is higher than the working capital in the amount of € 390 million (herein referred to as "Reference Working Capital").

5.
(a)    The Purchase Price shall be reduced by the amount by which the Closing Working Capital of the DN Business as determined in accordance with Section 14 below and as shown on the Closing Working Capital Calculation is lower than the Reference Working Capital.

(b)
The Purchase Price shall be subject to a further reduction by an amount to be calculated on the basis of the shortfall (the "Audit Shortfall") of the operating profit ("Betriebsergebnis

    UKV" plus "Beteiligungsergebnis" or EBIT) as shown in the audited carve-out statements of the DN Business as of December 31, 2003, after giving effect to the adjustment under Section 13 para 5(c) below, compared to the EBIT of € 175,472,000, as shown in the unaudited carve-out statements of the DN Business as of December 31, 2003 in Exhibit 19.8(a).

  (c)
  Prior to calculating the Audit Shortfall, the audited carve-out statements shall be adjusted for any Audit Adjustments that are non-recurring items as described in Exhibit 13.5(c).

  (d)
  If the Audit Shortfall is less than € 100,000 no Purchase Price adjustment shall apply. If the Audit Shortfall is greater than € 100,000 the Purchase Price shall be adjusted based on the amount exceeding the € 100,000 multiplied by 5.75. For the avoidance of doubt, the Audit Shortfall may only result in a Purchase Price reduction and not an increase to the Purchase Price.

    "Audit Adjustments" represent any adjustments made to the unaudited carve-out statements of the DN Business as of December 31, 2003 to arrive at the audited carve-out statements.

  (e)
  The concept of no double counting shall apply so that to the extent that any individual adjustment representing an Audit Shortfall shall not also be the subject of a Purchase Price Adjustment under para 2 of this Section.

6.
The amounts determined in accordance with paras 2 to 5 above shall be offset with each other and the resulting amount (herein referred to as "Purchase Price Adjustment Amount") shall be paid by Seller or the respective Purchasers in this case as joint and several debtors, as the case may be, together with any accrued interest at a rate per annum equaling the Six-Month-Euribor as at the Closing Date plus 300 basis points as from the Closing Date within five business days after the Closing Balance Sheet and the Closing Working Capital Calculation have become final in accordance with Section 14 below (provided that the existence of any Disputed Items shall not delay the prompt payment after the expiration of the Review Period by either Purchasers or the Sellers, as the case may be, of any amount which is not a Disputed Item) in immediately available funds free of wire transfer charges and transfer taxes to the bank account determined in accordance with Section 12 para 4 above, if payment is to be made to Seller, and to the bank account of Purchaser as Purchaser 1 may specify in writing not later than five business days in Frankfurt am Main prior to the Closing Date, if payment is to be made to either of Purchasers.

7.
The Purchase Price shall be allocated to the Companies and the rights and obligations of Seller under the Fiduciary Agreements as set out in Exhibit 13.7. If and to the extent that the Purchase Price is subject to adjustments, Sellers and Purchasers shall mutually restate the allocations as appropriate so as to reflect the adjustments.

Section 14
Closing Balance Sheet and Closing Adjustment Calculation

1.
For the purpose of determining the Purchase Price Adjustment Amount, if any, pursuant to Section 13 above, Seller shall at its own costs prepare a consolidated carve-out balance sheet and a consolidated profit and loss statement as of the Closing Date of the DN Business consistent with past practice of the Companies as used for the preparation of the Companies' annual financial statements and in accordance with US GAAP and the principles set forth in Exhibit 14.1(a) (herein jointly referred to as "Closing Balance Sheet") (provided, however, that if there is a conflict between US GAAP and these principles US GAAP shall be decisive) and, based on the Closing Balance Sheet, a calculation reflecting the determination of the Net Financial Debt and the working capital (the latter herein referred to as "Closing Working Capital") in accordance with the principles set forth in Exhibit 14.1(b) (herein referred to as "Closing Adjustment Calculation").

  Seller shall have the Closing Balance Sheet and the Closing Adjustment Calculation audited by KPMG (herein referred to as "Seller's Auditors") applying generally accepted auditing standards as practiced in the United States of America. Seller shall deliver to Purchasers as promptly as practicable (but in no event later than 60 calendar days) after the Closing Date the audited Closing Balance Sheet and Closing Adjustment Calculation.

2.
For the purpose of preparing and auditing the Closing Balance Sheet and the Closing Adjustment Calculation, Purchasers shall grant or cause the Consolidated Companies to grant Seller and Seller's Auditors access to all relevant information within two weeks if reasonably feasible, and shall cause Purchasers' employees and the employees of the Consolidated Companies to give Seller and Seller's Auditors also support and assistance reasonably requested by Seller free of charge. Furthermore, Purchasers shall grant and cause the Consolidated Companies to grant Seller and Seller's Auditors access to all relevant information without undue delay during the time period referred to in para 5 below and during the course of the arbitration proceeding set forth in para 7 below and in Exhibit 14.7.

3.
Purchasers shall have 45 calendar days after receipt of the Closing Balance Sheet and the Closing Adjustment Calculation during which they may review at their own costs the Closing Balance Sheet and the Closing Adjustment Calculation (herein referred to as "Review Period"). For the purpose of such review, Purchasers and their auditors shall be granted access to all relevant information produced by Seller or Seller's Auditors including the work papers of Sellers' Auditors, provided, however, that the work papers of Sellers auditors shall only be made available to Purchasers' auditors. At the written request of Purchasers, Sellers shall use reasonable efforts that Sellers' auditors make their work papers available to the CFO of Purchasers.

4.
If Purchasers do not raise within the Review Period any objections in writing and in reasonable detail against specified items of the Closing Balance Sheet or the Closing Adjustment Calculation (herein referred to as "Disputed Items") or if the aggregate of such objection or objections would not result in a deviation from the Closing Working Capital by an amount equaling more than € 250,000, the Closing Balance Sheet and the Closing Adjustment Calculation shall be final and binding upon the Parties.

5.
The Parties shall use their best efforts to resolve any Disputed Items within 30 calendar days following the receipt by Seller of Purchasers' objection pursuant to para 3 above.

6.
Any Disputed Items not resolved pursuant to para 5 above shall be submitted by the Parties to Ernst & Young, Germany for review. Should Ernst & Young, Germany become unavailable, the Parties shall agree on another accounting firm of international standing. If they cannot reach agreement within 45 calendar days from the end of the 30-day period described in para 5 above, such accounting firm shall be determined at the request of either Party by the Institut der Wirtschaftsprüfer e.V. Düsseldorf. The respective auditing firm determined in accordance with this para 6 is herein referred to as "Expert". Each Party shall indicate the higher or lower value which in its opinion should be allocated to each Disputed Item. If a Party does not indicate such a value with regard to a Disputed Item, the Expert shall not hear such party with respect to the relevant Disputed Item unless such Party can show that it was not in a position to indicate a value on the basis of the information to which it had access under this Section 14. The same principle shall apply mutatis mutandis if a Party wishes to introduce a new value with regard to a Disputed Item which is outside the range of values indicated by the Parties before.

7.
The accounting firm determined in accordance with para 6 above shall render its decision (Schiedsgutachten) on the basis of the instructions set forth in Exhibit 14.7 as expert arbitrator (Schiedsgutachter). Such determination shall be final and binding upon the Parties absent manifest mathematical error. The accounting firm shall allocate its fees to the Parties in accordance with Sections 91 et seq. of the German Civil Procedure Code (ZPO).

Section 15
Closing

1.
The transactions set forth in this Agreement shall be consummated at the offices of Hengeler Mueller, Bockenheimer Landstraße 51, 60325 Frankfurt am Main, unless otherwise agreed by the Parties hereto, effective as of 24:00 hours CET on the Closing Date (herein referred to as "Closing"). The date of the Closing (herein referred to as "Closing Date") shall be at the end of the calendar month in which the conditions precedent (aufschiebende Bedingungen) set forth in para 2 lit (a) to (f) below have been satisfied or, with regard to the conditions set forth in para 2 lit (d) to (f) below, have been waived. If there are less than five business days in Frankfurt between the day on which the last of the conditions precedent set forth in para 2, other than lit (d) has been fulfilled and the end of the calendar month, the Closing Date shall be on the last day of the subsequent calendar month.

2.
The obligation of the Parties hereto to effect the Closing shall be subject to the satisfaction of the following conditions precedent (herein referred to as "Closing Conditions"):

(a)
The transactions contemplated by this Agreement shall have been or shall be treated as being approved under the EU merger control rules;

(b)
the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated;

(c)
the execution of this Agreement shall have been approved of by a shareholder resolution adopted by Seller's general meeting with qualified majority of 75% of the shares represented at the meeting;

(d)
the shareholder resolution referred to in lit (c) above shall not have been contested (angefochten);

(e)
DNES has transferred its special business area "Heavy Ammunition Business" to a third party (i.e. not one of the Companies);

(f)
Seller has delivered to Purchasers, which Purchasers may forward to their financing banks, an audited carve-out balance sheet and a profit and loss statement as of December 31, 2003 of the DN Business (excluding the businesses referred to in lit (e) above and excluding DN Kunststoff) which have been prepared in accordance with the principles set forth in Section 14 para 1.

3.
Seller shall have the right to waive the Closing Condition set forth in para 2 lit (d) above at its sole discretion.

4.
Purchasers shall have the right to waive the Closing Conditions set forth in paras 2 lit (e) to (f) above at their sole discretion.

5.
The Parties shall consider in good faith the requirements for compliance with the competition laws in jurisdictions other than the European Union and the United States of America.

6.
Each of the Parties shall inform the other Party promptly of the fulfillment of the Closing Conditions.

Section 16
Actions to be taken at the Closing

1.
At the Closing,

(a)
Seller shall deliver

(aa)
all share certificates relating to the shares in Dynamit Nobel referred to in Section 1 para 1;

(bb)
all share certificates relating to the shares in CeramTec referred to in Section 3 para 1 lit (b);

(cc)
the statements of consent duly signed by the Trustees referred to in Section 11 para 1 above;

(dd)
the documentation evidencing the termination of the Enterprise Agreements between Seller and Dynamit Nobel effective as of the Closing; and

(ee)
the resignations, effective at or prior to Closing Date, of Sellers' representatives in the supervisory board(s).

(b)
MG NAH shall deliver

(aa)
all share certificates duly endorsed for transfer or accompanied by appropriate stock powers relating to the shares in CeramTec North America referred to in Section 3 para 4 above;

(bb)
all share certificates duly endorsed for transfer or accompanied by appropriate stock powers relating to the shares in Sachtleben Corporation referred to in Section 4 para 4 above;

(cc)
all share certificates duly endorsed for transfer or accompanied by appropriate stock powers relating to the shares in Chemetall Corporation referred to in Section 5 para 4 above.

2.
At the Closing, Purchasers shall

(a)
effect payment of the Purchase Price pursuant to Section 12 para 4 above;

(b)
effect payment of the non-trade balance of the liabilities to and receivables against Seller as of the Closing Date as defined in Section 13 (a) (bb) and (kk) referred to in Section 11.2 and of the aggregate amount of all loans and IC Accounts outstanding from Affiliated Companies other than any of the Companies in accordance with Sections 11.2 and 12.3

(c)
accept delivery of the shares by Seller and MG NAH pursuant to para 1 above.

3.
The obligations of Seller and Purchasers under paras 1 and 2 above shall be fulfilled concurrently (Zug um Zug).

4.
Once the actions to be taken at the Closing as set forth under paras 1 and 2 above have occurred, all Closing Conditions and the condition for sale set forth in Section 9 para 3 above shall be deemed to be satisfied, however the satisfaction of any of the Closing Conditions shall not imply the waiver of any right Purchasers may have under this Agreement. In addition the Parties shall issue a written confirmation to each other at the Closing that Closing has occurred.

Part IV
Guarantees, Indemnification
Section 17
Guarantees by Sellers

  Seller hereby guarantees and MG NAH hereby guarantees with respect to the U.S. Companies, (Seller and MG NAH as joint and several debtors to such extent (Gesamtschuldner)) by independent guarantee in the meaning of Section 311 para 1 German Civil Code (BGB) (selbständiges verschuldensunabhängiges Garantieversprechen) that the following statements are true and accurate as at the date of signing (herein referred to as "Signing"), and at the Closing Date except as expressly set forth herein or in the Exhibits hereto. The guarantees given in this Section 17 do not relate to Environmental Matters. Sellers and Purchasers are in agreement that the guarantees hereunder are given within the limitations set forth in Sections 21, 22 and 24 below.

The Companies

1.
Except as set forth in Section 15 para 2 lit. (c) above, the execution of this Agreement and the consummation of the transactions contemplated under this Agreement (i) have been duly authorized by all necessary corporate action on the part of Seller, MG NAH and the Companies and (ii) will not violate or conflict with the constitutional documents of Sellers, the Consolidated Companies or the Associated Companies, Permit, license, or order of a court or regulatory body. Sellers confirm that after the disposal of its "Heavy Ammunition Business" none of the Companies conducts any business activities which are restricted under the German Heavy Weapon Control Act (KWG).

2.
The Consolidated Companies and the Associated Companies are duly organized, validly existing and (where such concept applies) in good standing under the laws of the jurisdiction of their respective incorporation and each of them has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its businesses as they are now being conducted.

3.
The authorized and issued share capital of each of the Consolidated Companies and the Associated Companies is described and is held by the persons and in the amounts as set forth in Sections 1 through 6 and/or the appertaining Exhibits and the shares and interests owned by Seller and MG NAH directly and indirectly in any of the Companies are duly authorized, validly issued, outstanding, fully paid up and non-assessable. There are no outstanding contractual obligations of any of the Consolidated Companies or the Associated Companies to repurchase, redeem or otherwise acquire or to issue, sell or otherwise dispose of any outstanding shares or capital of, or otherwise ownership interests in or any warrant, option or other security exercisable, for exchange for or convertible into any shares of any of the Consolidated Companies or to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. No bonds, debentures, notes or other indebtedness of any of the Consolidated Companies and the Associated Companies having the right to vote on any matters on which stockholders may vote are issued or outstanding.

4.
The shares and interests owned by Seller and MG NAH directly and indirectly in any of the Companies including in particular the Shares (a) are free and clean of any encumbrances and rights of third parties; (b) are not subject to any pre-emptive rights, rights of first refusal, options or other rights to purchase or otherwise acquire; (c) can be freely disposed of subject to applicable securities law requirements.

5.
As of the Closing and subject to Section 28 below, there exist no agreements of domination or profit and loss pooling agreements or agreements of a similar kind or effect between any of the

  Companies on the one hand and Seller or any of Seller's Affiliated Companies other than any of the Companies on the other hand.

6.
Dynamit Nobel and the DN US Shares do not hold any interest in companies not mentioned in Part I of this Agreement or any of the Exhibits referred to in Part I of the Agreement. Except as set forth in Exhibit 17.6, the Consolidated Companies are not party to a joint venture agreement or to a voting trust or any other agreement regarding the voting of the shares in any of the Companies.

7.
The DN US Shares represent the whole business in the US needed to continue the existing DN Business and the assets of the Companies, together with the rights conveyed to Purchasers under this Agreement, constitute all of the assets necessary to conduct the DN Business as currently conducted.

8.
None of the Consolidated Companies or Associated Companies are over-indebted or insolvent under the applicable laws and no bankruptcy, composition or insolvency proceedings have been commenced, nor has a petition been filed for the commencement of bankruptcy, composition or insolvency proceedings with respect to any of the Consolidated Companies or Associated Companies and/or their respective assets, nor are there any reasons to commence or file for such proceedings and none of the Consolidated Companies or Associated Companies has entered into debt settlement arrangements in financial distress with third parties. This shall also apply accordingly to the other Companies however subject to the Knowledge of Seller.

9.
The Consolidated Companies and the Associated Companies have good and marketable title, or are otherwise legally entitled to use, all assets whether tangible or intangible, which are not of only minor importance for the operation of the business of any special business unit as described in Exhibit 17.9(a) (hereinafter referred to as "SBU") as currently conducted (herein referred to as "Assets"). The Assets owned are free and clear of material restrictions on, or conditions to, transfer or assignment, and of liens, pledges, charges, encumbrances and security interests except for the restrictions under the Fiduciary Agreements, the retentions of title agreed in the ordinary course of business and except as set forth in Exhibit 17.9(b).

10.
All of the fixed assets owned or used by the Consolidated Companies and the Associated Companies which are not of minor importance to the business of any SBU are in good operating condition, normal wear and tear excepted and have been maintained and repaired on a regular basis.

11.
Material Agreements (as defined in Exhibit 17.11)

(a)
All Material Agreements falling under the definitions in Exhibit 17.11 of the Consolidated Companies and the Companies to the extent they are directly or indirectly wholly or by 50% or more owned by a Consolidated Company (hereinafter referred to as "Associated Company") and other Companies to the extent provided for in Exhibit 17.11 are listed in Exhibit 17.11(a) stating in each case the parties to such Material Agreements, the date of execution, the term and termination and the type of Agreement. Unless otherwise disclosed in Exhibit 17.11(a), each Material Agreement is in full force and effect and has not been terminated or amended, and no party to any Material Agreement has notified in writing any of the Consolidated Companies, Associated Companies or other Companies to the extent provided for in Exhibit 17.11, as the case may be that it intends to terminate or change significantly or adversely, its business relationship with any of such Companies. No party to a Material Agreement is in default or breach including without limitation failure to honor minimum purchase or supply or similar obligations under any such Material Agreement, and no disputes relating thereto are pending or threatened in writing.

  (b)
  Except as set forth in Exhibit 17.11(a), none of the Consolidated Companies is a party to a Material Agreement which could be violated or conflicted with or could be terminated, become terminable or which would create additional material obligations or encumbrances of any of the Consolidated Companies upon a direct or indirect change of control.

12.
Real Estate

(a)
The Consolidated Companies own the real properties or hold the rights equivalent to real property (grundstücksgleiche Rechte) at the sites listed in Exhibit 17.12(a) and, where possible, as further specified in the excerpts from the real estate registers or equivalent foreign real estate records attached to Exhibit 17.12(a) (herein referred to as "Owned Real Estate"). Exhibit 17.12(a) gives an accurate, true and complete view of the legal status of the Owned Real Estate.

(b)
The Owned Real Estate is free of and the Consolidated Companies are not obliged to grant and their power to dispose of is not limited by any charges, encumbrances or other rights of third parties (including Consolidated Companies or Companies) which would result in costs or expenses to be paid after the Closing Date of any of the Consolidated Companies not exceeding in the aggregate amount € 250,000; except they (i) are specified in the respective real estate register or equivalent foreign real estate record included in Exhibit 17.12(a); (ii) are specified in Exhibit 17.12(b) or (iii) are restrictions under the Fiduciary Agreements.

(c)
At all sites of any of the Consolidated Companies the respective Consolidated Companies own or are otherwise legally entitled to use the real estate necessary for the operation of the DN Business currently conducted at the respective site.

Intellectual Property Rights

13.
The Consolidated Companies and the Associated Companies own or are otherwise entitled to use the Intellectual Property Rights which are not of only minor importance to the operation of the business of any SBU. "Intellectual Property Rights" shall mean inventions, patents, utility models, trademarks, service marks, industrial designs, software, licenses, domains, names and business names, copyrights, know-how and trade secrets, independently of whether such right can be or is registered or applied for. Exhibit 17.13 contains a complete and correct list of all registered Intellectual Property Rights or pending applications thereof used or owned by the Consolidated Companies and the Associated Companies. The co-ownership of any Intellectual Property Rights not only of minor importance for the respective SBU does not limit the ability of the Consolidated Companies and the Associated Companies to conduct their business as currently conducted.

14.
Except as set forth in Exhibit 17.13, none of the Intellectual Property Rights which is not of only minor importance for the operation of the business of any SBU or for any of the products listed in Exhibit 17.14, has lapsed, has been abandoned or is subject to any pending opposition, nullity or cancellation proceeding before any registration authority or court in any jurisdiction and to Knowledge of Seller there is no reason or circumstance to anticipate any such challenge. The Intellectual Property Rights have been properly maintained, in particular the Consolidated Companies have applied timely for renewals and paid all registration and renewal fees.

15.
All compensation and fees for employee inventions of any employees of the Consolidated Companies and the Associated Companies have been paid when due. If not mandatory under applicable law, the respective employees of the Consolidated Companies and the Associated Companies have validly assigned or agreed to assign any rights to their inventions to the Consolidated Companies and the Associated Companies.

16.
To the Knowledge of Seller, except as set forth in Exhibit 17.16, no third party is infringing any of the Intellectual Property Rights material for the business of any SBU and the Consolidated Companies and the Associated Companies continuously conduct reasonable market surveillances to ensure that such infringements are detected and are taking the necessary steps to stop any such infringement from occurring. Any such infringement as set forth in Exhibit 17.16 does not materially affect the conduct of any SBU.

17.
To the Knowledge of Seller, except as set forth in Exhibit 17.17, no Intellectual Property Rights of third parties are infringed by the conduct of the DN Business. Any such infringement as set forth in Exhibit 17.17 does not materially affect the conduct of any SBU.

18.
The above provisions related to the Intellectual Property Rights of the Consolidated Companies and the Associated Companies shall also apply to any products which are not yet marketed or produced but which production or marketing is contemplated by the current business plan for the DN Business.

19.
Except as disclosed in Exhibit 17.19 no Intellectual Property Right which is material for the conduct of the business of any SBU is licensed to any third party.

20.
Purchasers and the Consolidated Companies are entitled to use the business names Dynamit Nobel, all business names of each of the SBU's, at all countries where such business names are currently used and, to the Knowledge of Seller, at wherever the Consolidated Companies do business now and in the European Union, Canada and Latin America and these business names or their use does not infringe any rights of third parties. The continuation of the business names is permissible without restrictions also after the transfer of the DN Business to Purchasers. Except to the extent disclosed in Exhibit 17.20 none of the rights for the use of these business names have been licensed to any third party.

21.
Subsidies

(a)
The Consolidated Companies have received, applied for and used public grants and subsidies only in accordance with applicable laws and under full observance of any authority orders, conditions and duties. No public grants and subsidies received by the Consolidated Companies will become repayable in whole or in part due to the consummation of this Agreement nor due to other circumstances.

(b)
A true and complete list of all public grants and subsidies received by the Consolidated Companies is attached as Exhibit 17.21(b). Such Exhibit also sets out the Consolidated Companies' obligations in connection to such grants and subsidies existing as of the Signing and Closing, including without limitation the obligations to maintain employees, for which period of time and in which location and/or investments in assets.

(c)
To the Knowledge of Seller, there are no indications that grants or subsidies applied or budgeted for by any of the Consolidated Companies will not be granted.

Permits

22.
Except as set forth in Exhibit 17.22

(a)
the Consolidated Companies are in possession of all material licenses, permits and other authorizations (including but not limited to governmental permits, licenses and consents) (herein collectively referred to as "Permits") required by applicable law and necessary to operate the business of the respective SBU as now being conducted which are not of minor importance for such business of the respective SBU. Neither of the Consolidated Companies use any material asset owned by any Seller's Group Company;

(b)
none of the Consolidated Companies has received in the preceding two fiscal years a written notice from any governmental authority of a violation of any laws which have not been complied with; and

  (c)
  each SBU has been conducted in compliance with all applicable laws and all judgments, regulations, permits, orders, decrees, or rulings of, or restrictions imposed by, any judicial, governmental or regulatory body or agency in all relevant countries and jurisdictions, including without limitation all applicable competition and antitrust rules, except where a non-compliance is not expected to have a Material Adverse Effect on the conduct of the business of any individual SBU. "Material Adverse Effect" shall mean any change or effect that is materially adverse to the financial condition, results of operations or business of the business of any individual SBU.

Annual Accounts/Financial Statements

23.
None of the consolidated carve-out annual accounts (balance sheet, profit and loss account, cash-flow statement, equity roll-forward) of the DN Business as of September 30, 2001, September 30, 2002, three-months ended December 31, 2002 and December 31, 2003 (herein jointly referred to as "Annual Accounts") include or reflect any assets or liabilities other than those assets and liabilities of the Consolidated Companies to be acquired under this Agreement and have been prepared in accordance with US generally accepted accounting principles (herein referred to as "U.S. GAAP") observing the principle of balance sheet continuity (Bilanzstetigkeit and Bilanzkontinuität) as specified in Exhibit 14.1(a) and audited without limitations and qualifications by the auditing firm KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesell-schaft, Berlin und Frankfurt am Main. The Annual Accounts represent truly and fairly on a consolidated basis, the state of assets and liabilities and the financial and income position (die konsolidierte Vermögens-, Finanz- und Ertragslage) of the DN Business as of September 30, 2001, September 30, 2002, three-months ended December 31, 2002 and December 31, 2003.

24.
The audited financial statements (Einzelabschlüsse) of (i) Dynamit Nobel, (ii) CeramTec, Sachtleben, Chemetall, DNES, and (iii) CeramTec North America, Sachtleben Corporation and Chemetall Corporation for any accounting periods ending on or after September 30, 2001 (excluding however the current accounting periods for which no statements are available yet) (together the "Financial Statements"), copies of which are attached as Exhibit 17.24 hereto, have been prepared with the care of a conscientious businessman on the basis of proper book-keeping and in compliance with the applicable local generally accepted accounting, valuation and depreciation principles, practices, procedures and methods and observing the principle of balance sheet continuity in the accounting and evaluation principles (Bilanzstetigkeit and Bilanzkontinuität). The Financial Statements have been certified by the respective auditors without limitations or qualifications. The Financial Statements truly and fairly represent the state of assets and liabilities and the financial and income position (Vermögens-, Finanz- und Ertragslage) of each of the respective Companies at the respective accounting date and for periods then ended, respectively, in accordance with applicable laws and the respective local generally accepted accounting principles.

25.
Save as explicitly disclosed either in this Agreement, the Annual Accounts or the Financial Statements or warranted by changes in US GAAP, the accounting principles, practices, procedures and methods applied by the Companies for the preparation of the Annual Accounts and the Financial Statements have been applied consistently for the last three financial years prior to the date hereof.

26.
The accounting and other records maintained within the DN Business are owned and possessed by each of the respective Consolidated Companies and the Associated Companies and have been properly and accurately maintained for the minimum periods of time, all in compliance with all relevant legal requirements.

Tax

27.
Except as set forth in Exhibit 17.27, all Tax returns required to have been filed on or prior to the Closing Date by or with respect to any of the Consolidated Companies have been duly and timely filed on or prior to the due date of such Tax returns (including any extension thereof). "Tax" or "Taxes" means any and all income (including but not limited to U.S. federal, U.S. state, U.S. local), trade, gross receipts, value added, property, production, sales, use, license, excise, transfer, stamp, franchise, employment, social security contribution, withholding or other taxes of any kind whatsoever including secondary liability for other person's taxes (including Steuerhaftungsbeträge) (e.g. due to tax groups, fiscal unity, statutory (e.g. wage tax, VAT (including for the avoidance of doubt non-deductible input-VAT), withholding tax) or public or civil contractual arrangements), tax equivalents under any tax sharing agreement (Steuerumlagen) and any payments for non-compliance with transfer pricing obligations together with any interest, surcharges for overdue payments, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

28.
All Taxes relating to any of the Consolidated Companies with respect to Pre-Closing Periods have been or will have been timely paid.

29.
Except as set forth in Exhibit 17.29 since 1 January 1997 with the exception of Brent International GmbH and its subsidiaries no assets have been contributed to any of the German Companies in exchange for shares at book value or at another value below the going concern value of individual assets, or acquired by any of the German Companies at such value through restructuring measures or in any other way.

30.
Except as set forth in Exhibit 17.30 as of the date of Signing no Consolidated Company or Associated Company has reduced its Tax assessment basis by way of a write-off (Teilwertabschreibung) in an amount exceeding € 250,000 of any shares in any Company.

31.
No Consolidated Company or Associated Company having a tax presence in Germany has accrued as at the date of Signing or will accrue after Signing a reserve for re-investments or has or will otherwise transferred capital gains by way of a roll-over relief under the current Section 6b German Income Tax Act (Einkommensteuergesetz) within 8 years prior to the Closing Date.

32.
Except for the ongoing Tax audits listed in Exhibit 17.32 as at the date of Signing, there is no action, suit or investigation, claim or assessment pending or, to the Knowledge of Seller, threatened with respect to Taxes of the Consolidated Companies.

33.
Except as disclosed in Exhibit 17.33 as at the date of Signing, none of the Consolidated Companies has received any written Tax ruling or entered into any written and legally binding agreement or is currently under negotiations to enter into any such agreements with any Tax authority which would affect the Tax situation of any of the Consolidated Companies in any time period ending after the Closing.

34.
No Consolidated Company will be required to include any item of income in, or exclude any item of deduction from, a Post-Closing Period as a result of (i) the operation of Section 481 of the Code due to a change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) a "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax law) entered into prior to the Closing Date; (iii) an installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) a prepaid amount received or paid on or prior to the Closing Date.

Employment and Pensions

35.
As at the date of Signing, there is no present labor strike or other work stoppage of a material number of employees of any of the Consolidated Companies and, to the Knowledge of Seller, none is threatened and a list of strikes and work stoppages of the last three years is attached as Exhibit 17.35. The employees of the Consolidated Companies are substantially all employees necessary to conduct the respective business operations as currently conducted. Neither Seller nor any of its Affiliated Companies (other than the Companies) have entered into any agreements with any of the employees referred to in the preceding sentence granting such employees the right to commence or continue any form of employment with Seller or any of its Affiliated Companies (other than the Companies).

36.
Exhibit 17.36 contains a complete and accurate list of all directors and employees of the Consolidated Companies and the Associated Companies of contract level CL 0, CL 1, CL 2 and CL 3 specifying date of entry into service, their position, notice period, special protection against dismissal, existence of post contractual non compete agreements and their current gross annual salary and all benefits.

37.
The Consolidated Companies and the Associated Companies are not obliged to employ persons not currently employed with and working at the Companies. The Consolidated Companies and the Associated Companies are not bound by any shop agreements, social plans or balance of interests agreements or other commitments (i) excluding or limiting the right of such Companies to terminate employment contracts for operational reasons (betriebsbedingte Kündigung) except as set forth in Exhibit 17.37 or (ii) or attaching special rights, duties or benefits to a change of control event at such Companies except as set forth in Exhibit 17.37.

38.
Exhibit 17.38 contains a true and complete list of all employee benefits, including those provided for under collective bargaining agreements, employee benefit plans, programs, policies, employees' or management' equity schemes, old age part-time agreements, works agreements (Betriebsvereinbarungen), individual or general commitments towards employees (Gesamtzusagen), obligations based on customary business practices (betriebliche Übung), and similar arrangements in other countries as well as employment agreements, profit sharing, reinsurance, stock purchase and stock option plans, health and dental benefits (including without limitation post-employment medical benefits), termination indemnities and retirement or any agreements, plan or commitment referred to in Section 17.37 (any such plan, program, agreement, commitment or arrangement including U.S. Benefit Plans, individually referred to as a "Plan" and collectively referred to as the "Plans"). All Plans have been operated in compliance with all applicable laws and regulations and applicable Tax rules and the Consolidated Companies have complied with such Plans.

39.
There are no pending or threatened investigations by any governmental agency involving the Plans and no threatened or pending claims, suits or proceedings against any Plan or assertions of any rights or claims to benefits under any Plan which could give rise to any material liability nor are there any facts which could give rise to any material liability of more than € 100,000 each in the event of any such investigation, claim, suit or proceeding.

40.
The Consolidated Companies and the Associated Companies conducted their business in accordance with the applicable laws, all governmental advices, all Plans as well as all other applicable regulations, especially but not limited to the DN Business, which make reference to employment protection, salaries, wages, remuneration, benefits, working time and overtime, contributions to social security, working hours, equal treatment, the lease of Employees, work safety and health.

41.
Directors and employees of level CL 0, CL 1 and CL 2 (hereinafter jointly referred to as "Management") have exclusively concluded service and/or employment contracts with at least one of the Companies. No contract of the Management is terminated as of Signing Date and cannot be regularly terminated by the Management with a termination period ending within twelve month after Closing Date. To the Knowledge of Seller, no member of the Management has given notice or threatened to terminate their respective service/employment contracts in connection with implementation of the Transaction.

42.
The old age part-time contracts in place with the German Consolidated Companies are eligible to receive the subsidies of the Federal Employment Office (Bundesagentur für Arbeit). To the maximum possible extent in accordance with the applicable laws old age part-time salaries, all add-on benefits (alle Aufstockungsbeträge), additional payments for the mandatory social security system (erhöhte Sozialversicherungsbeiträge) and severance payments are established as reserves in the Closing Balance Sheet.

43.
Regarding the U.S. Companies

(a)
Exhibit 17.43(a) contains a complete and accurate list of all U.S. Benefit Plans and U.S. Employment Agreements. Seller has delivered or made available to Purchasers true and complete copies of the most recent summary plan or, if no summary plan description exists, a written description of all material terms and conditions of such U.S. Benefit Plan. Exhibit 17.43 (a) also specifically identifies those U.S. Benefit Plans that are U.S. Company Benefit Plans. With respect to each U.S. Benefit Plan, Seller has delivered or made available to Purchasers a true, correct and complete copy of all plan documents and amendments thereto and the current summary plan description and any material modifications thereto, if any. In addition, with respect to each U.S. Company Benefit Plan, Seller has delivered or made available to Purchasers the most recent annual financial report, the most recent actuarial report, and the most recent determination letter from the IRS (in each case, if any). Seller has delivered or made available to Purchasers a true, correct and complete copy of each U.S. Employment Agreement.

(b)
Each U.S. Company Benefit Plan has been and is operated in compliance, in all material respects, with its terms and all applicable provisions of ERISA, the Code and all other applicable laws and regulations.

(c)
Exhibit 17.43(c) identifies each U.S. Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked and, to the Knowledge of Seller, no existing circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

(d)
With respect to each U.S. Company Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred; (iii) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by any U.S. Company, either directly or indirectly as Controlled Group Liability; and (v) the PBGC has not instituted proceedings to terminate any such Plan and, to the Knowledge of Seller, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan.

  (e)
  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any U.S. Employee, or result in any limitation on the right of the U.S. Companies to amend or terminate any U.S. Company Benefit Plan.

  (f)
  Definitions.

  (aa)
  "Active U.S. Employee" means an individual who is, as of the relevant date, actively employed by a U.S. Company.

  (bb)
  "Code" means the Internal Revenue Code of 1986, as amended.

  (cc)
  "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the U.S. Company Benefit Plans or as a result of being treated as a single employer under Section 414 of the Code with any other company, whether or not one of the U.S. Companies.

  (dd)
  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  (ee)
  "Former U.S. Employee" means an individual who was at one time, but is not, at the relevant date, actively employed by a U.S. Company

  (ff)
  "U.S. Benefit Plan" means each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and each bonus, stock option, equity compensation or other incentive plan, whether written or unwritten, qualified or non-qualified, funded or unfunded, maintained or contributed to by Seller or any of its affiliates for the benefit of U.S. Employees with respect to their employment by the U.S. Companies.

  (gg)
  "U.S. Company Benefit Plan" means a U.S. Benefit Plan that is sponsored or maintained solely by one or more of the U.S. Companies.

  (hh)
  "U.S. Companies" means CeramTec North America, Sachtleben Corporation, Chemetall Corporation and the Chemetall Corporation Subsidiaries.

  (ii)
  "U.S. Employees" means the Active U.S. Employees and the Former U.S. Employees.

  (jj)
  "U.S. Employment Agreement" means a contract, offer letter or agreement with or addressed to any U.S. Employee pursuant to which any U.S. Company has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

Miscellaneous

44.
Product Liability

(a)
Exhibit 17.44(a) sets forth a summary of each Product Liability Claim (as defined below) in excess of € 250,000 paid by or on behalf of any of the Consolidated Companies between January 01, 2001 and the Signing Date, and each outstanding Product Liability Claim in excess of € 250,000. There are no design or manufacturing defects in products manufactured or sold by the Consolidated Companies prior to the Closing Date (except for defects caused by actions taken after the Closing Date) that would result in any liability, cost or expense of Purchasers or one of the Consolidated Companies in respect of such products, and each product manufactured and sold or leased out or delivered by any of the Consolidated

    Companies prior to the Closing Date has been manufactured, sold, leased out or delivered in such a manner as not to result in any liability, cost or expense of Purchaser or any of the Consolidated Companies with respect to such product. The foregoing shall not apply to contractual warranty claims. "Product Liability Claim" shall mean any claim arising out of any injury to an individual or property as a result of the ownership, possession, or use of any product manufactured, sold, or delivered by any of the Consolidated Companies.

  (b)
  Exhibit 17.44(b) sets forth a summary of each product recalled by or of the Consolidated Companies since January 01, 2001, describing in each case the nature of the problem giving rise to such recall, whether such recall was voluntary or by order of a governmental authority, the number of products recalled, and the aggregate costs incurred for each such product recalled.

45.
Except as disclosed in Exhibit 17.45 none of the Companies currently produces, uses, markets or sells or has produced, used, marketed or sold asbestos or after January 01, 2004 "Chrome 6" in any of its products and no such products containing "Chrome 6" or asbestos are on stock of any of the Companies.

46.
The DN Business is entitled under a license to mine lithium carbonate in the remaining equivalent of at least 150,000 metric tons metallic lithium from the lithium carbonate mine in Chile (Atacama desert).

47.
To Knowledge of Seller, no Company or predecessor of any Company, nor its former officers, agents, employees or other similar persons have committed any acts or participated, furthered or abetted any acts of authorities of the German Third Reich in the period of January 30, 1933 to May 8, 1945 which result in an obligation of any of the Companies or its officers to compensate for loss of life, personal injury or damages and/or loss of property including through acts of government. Except as disclosed in Exhibit 17.47 no such claims have been raised against any of the Companies.

48.
The DN Business and each of the Companies are in compliance with (i) all relevant sanctions regulations promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury and (ii) all relevant resolutions or directives of the United Nations. Irrespective of the foregoing, the DN Business operations do not comprise any business relationship with Cuba or North Korea.

49.
Except as set forth in Exhibit 17.49, as at the date of Signing, there is no claim, action, suit or proceeding pending or, to the Knowledge of Seller, threatened, against any of the Companies before any court or arbitrator or any governmental body, agency or official involving a value of more than € 1 million each. All claims of Zimmer AG or its Affiliated Companies in connection with the supply of pigment by Sachtleben or its Affiliated Companies are settled as of Closing with no adverse effects or costs incurred by Sachtleben.

50.
Except as expressly set forth in this Agreement, Seller does not give any guarantees. Any statutory warranties are hereby excluded to the extent permissible under mandatory law.

51.
Wherever referred to in this Agreement, the "Knowledge of Seller" means actual knowledge of any directors and employees of contract level CL 0, CL 1 and CL 2 of the Consolidated Companies and the Associated Companies and of the persons listed in Exhibit 17.51 and the knowledge these persons would have had applying the standard of care of a prudent business man pursuant to Section 43 para 1 German Limited Liability Act (GmbHG) of the facts leading to the incorrectness or incompleteness of the respective guarantee, whereby it is irrelevant whether they have concluded from the facts that the respective guarantee is incorrect or incomplete.

52.
Since January 1, 2004, all financial derivative instruments including forward foreign exchange contracts and interest rate swaps to which a Company is a party have been entered into, maintained and settled consistent with past practice and the Companies have not changed their policy in this respect.

Section 18
Guarantees by Purchasers

  Purchasers guarantee by independent guarantee as at the date of Signing and as at the Closing Date that:

  (a)
  Purchasers have the corporate power and authority to enter into this Agreement, to buy and accept the transfer of the Shares and to pay the Purchase Price;

  (b)
  Purchasers have, or will have at the Closing Date, made all arrangements in order to have the funds necessary to pay the Purchase Price available at the Closing. A confirmation by the financing banks that they will make available the funds necessary to pay the Purchase Price on the Closing is attached hereto as Exhibit 18.1(b).

Section 19
Indemnification

1.
If any of the statements made as part of the independent guarantee given in Section 17 above turns out to be inaccurate, Seller and, to the extent one of the statements made by MG NAH in Section 17 above turns out to be inaccurate, Seller and MG NAH as joint and several debtors to such extent (Gesamtschuldner) shall indemnify and hold harmless Purchasers or, at Purchasers' choice, any of the Companies from and against any damage within the meaning of Sections 249 et seq. German Civil Code (BGB) caused to Purchasers or any of the Companies as a result of such inaccuracy including consequential or indirect damages (Folgeschäden, mittelbare Schäden), lost profits (entgangener Gewinn) and frustrated expenses (vergebliche Aufwendungen) within the meaning of Section 284 German Civil Code (BGB) of the Companies but excluding lost profits (entgangener Gewinn) for value reductions due to loss of earnings or based on arguments that the Purchase Price (or any adjustment thereto) has been calculated on an incorrect basis and further excluding internal administration and overhead costs; provided, however, that Seller's and MG NAH's liability shall be limited to the percentage which corresponds to the percentage of the direct or indirect ownership interest of Seller and MG NAH in the relevant Company as of the Closing Date. For the avoidance of doubt, the foregoing claim for indemnification shall not include the right of Purchasers to withdraw (zurücktreten) from this Agreement by demanding to be put in a position it would have been in had the statement been accurate (Rücktritt vom Vertrag als Schadensersatz, z.B. großer Schadensersatz).

2.
Unless expressly provided for otherwise in this Section 19, Purchasers or, at Purchasers' choice, any of the Companies shall be entitled to indemnification pursuant to Section 19 para 1 above only if:

(a)
an individual claim for indemnification based on the individual breach of a statement exceeds the amount of € 250,000 (in words: two hundred fifty thousand Euro) (an "Individual Claim"); and

(b)
the total amount for all Individual Claims exceeds the amount of € 20 million (in words: twenty million Euro) (each a Freigrenze).

  Where a series of claims arise out of a single event, cause, circumstance, act or omission or a related or linked series thereof, such claims shall be aggregated and treated as a single claim.

3.
If the aforementioned threshold of € 20 million is exceeded, Sellers shall be liable for the aggregate claim amount of all Individual Claims up to a maximum amount of € 400 million (in words: four hundred million Euro), provided that for any claim relating to New Issues under Section 41 the cap shall not be applied.

4.
The limitation of the indemnification by Seller set forth in paras 2 and 3 above shall not apply if the liability is triggered by the inaccuracy of any of the statements made in Section 17 paras 1 to 5 and Section 17 paras 27 to 34 (Tax). In this case, the liability of Sellers shall be limited to the amount of the Purchase Price as adjusted pursuant to this Agreement plus any payments Sellers or its Affiliated Companies other than the Companies receives from Purchasers and/or the Companies in connection with this Transaction, including payments as set forth under Section 13 (a) (bb) and (kk).

5.
Any inaccuracy of any of the statements made by Seller in Section 17 shall not trigger any rights of Purchasers under this Agreement to the extent such inaccuracy is fairly and fully disclosed in (i) this Agreement, (ii) in any of the Exhibits of this Agreement or (iii) was reasonably apparent on the face of any document provided in the electronic data room (at a website of Intralinks) to the unlimited access of the Purchasers' advisors before April 16, 2004 24:00 hours (the "Data Room") and listed in the Data Room indices or of which the persons listed in Exhibit 19.5 have actual knowledge on April 16, 2004 24:00 hours, such exclusions, however, shall not apply to Section 17 paras 27 to 34 (Tax). For the avoidance of doubt, unless otherwise set forth in this Section 19 para 5, Section 442 of the German Civil Code (BGB) shall be excluded.

6.
Purchasers shall not be entitled to a claim for indemnification pursuant to Section 19 para 1 above regarding a damage for which Purchasers have already been compensated for by way of a claim for indemnification under Section 22 or which has been taken into account in the Purchase Price adjustment, if any, pursuant to Section 13 above or regarding Environmental Liabilities. In the event that a fact or circumstance results in the breach of more than one of the statements made in Section 17 above, Purchasers can claim the damage caused by such breaches only once.

7.
The right of Purchasers to claim damages against Seller is excluded (with regard to lit (a) and (b) Purchasers' claim shall not be excluded but Purchasers shall repay Seller after expiry of the respective periods described therein) if

(a)
and to the extent such damage is compensated by any present or future advantages and benefits (including, but not limited to, avoided losses and increases in the value of any asset owned by the Companies (Abzug Neu für Alt)) related to the relevant matter provided and to the extent however, that such advantage or benefit is actually received in cash or results in an actual cash saving by Purchasers or the relevant Company within one (1) year after the realization of the damage,

(b)
and to the extent such damage is covered by payments actually received out of any insurance within two (2) years after the realization of the damage or would have been received within such year if the insurance coverage had been continued without change (including reasonable increases in the ordinary course of business), both reduced by any related insurance premium increases (which have or in the latter case would have occurred) or

(c)
Purchasers have an enforceable claim for compensation against a third person unless Purchasers, at their option, assigns its third party claim to Seller and provides all documents and any information necessary and useful for Seller to assert an assigned third party claim.

8.
If and to the extent specific and identifiable provisions have been made in the unaudited pro-forma consolidated carve-out balance sheet of the DN Business as of December 31, 2003, attached as Exhibit 19.8, with respect to such matter which is subject to a claim for indemnification pursuant to Section 19, such claim for indemnification shall be reduced by the amount of such provision. Any payment to be made by Seller under this Section 19 and under Sections 20, 22 and 23 shall be considered an adjustment of the Purchase Price for tax purposes, and if and to the extent paid to the Companies shall be deemed as the respective Purchaser's direct or indirect contribution to the respective Companies' reserves unless such payments are required to be treated otherwise by applicable Tax laws.

Section 20
Further Indemnities by Seller

1.
Seller shall indemnify and hold harmless (schadlos halten und freistellen) Purchasers and/or, at their choice, any of the Companies (each an "Indemnitee") against all claims, losses and damages (including without limitation costs of investigation, defense and reasonable attorneys' fees) incurred or suffered by Purchasers or the Companies (collectively the "Damages") after the Closing Date in relation to or as a consequence of

(a)
any parts of the business of the Companies which has been disposed of/carved out with effect (dinglicher Vollzug) between December 31, 2003 and the Closing Date (including for the avoidance of doubt, any pension obligations relating to current or former employees or directors of these businesses excluding for the avoidance of doubt such persons which are working for the DN Business) as well as the prior disposals of the Heavy Ammunition Business and the explosives, detonators and explosive equipment business of DNES to Orica Euripe Ltd.

(b)
Obligation or liabilities of any of the Companies to pay or reimburse any brokerage, finder's or other fees or commission or any bonus payments or special gratifications to any investment banker, broker, finder, agent, manager, board member, employee or any adviser or other expenses in connection with the execution and delivery of this Agreement or the consummation of any of the transaction contemplated by this Agreement as well as against any claims of managers and employees based on their service contracts with any of the Seller's Group Companies.

(c)
Seller's non-compliance with any of the pre-transfer covenants pursuant to Section 27.

(d)
Claims for damages raised against any of the Companies by the government of Singapore in relation to the sale of short-range anti-armor weapons.

2.
The above indemnities shall apply regardless (i) of any fault (Verschulden) of Seller or MG NAH and (ii) of any knowledge of the Damages or the underlying facts, events and circumstances by the Parties, the Companies or the Seller's Group Companies.

3.
Claims pursuant to this Section 20 shall become statute-barred ten (10) years after Closing Date. Section 19 shall apply mutatis mutandis only with respect to paras 6, 7 and 8 but not with respect to its remaining paras.

Section 21
Exclusion of other Claims

1.
Following the Closing, except for

(a)
the right of Purchasers to demand payment pursuant to Section 12 above,

(b)
claims for indemnification pursuant to Section 19 and 20 above,

  (c)
  claims under the tax indemnity in Section 22,

  (d)
  claims relating to an Environmental Matter pursuant to Section 23,

  (e)
  claims for specific performance of and damages claims for failure to perform the obligations of any of Sellers under this Agreement,

  and other than provided for in this Agreement, the Parties shall not be entitled, and shall cause the Companies and Seller's Group Companies not to bring any claims against the other Party or any of the Affiliated Companies under this Agreement, including, but not limited to, claims in connection with the legal, financial or economic circumstances of the DN Business whether for reduction of Purchase Price, rescission, damages or any other legal remedies regardless of their legal basis including voidance (Anfechtung), breach of duty prior to contract (culpa in contrahendo), changed circumstances (Wegfall der Geschäftsgrundlage) and tort. The foregoing shall apply both to circumstances which occurred prior to the Signing and circumstances which will occur thereafter.

2.
Purchasers shall indemnify Seller, subject to the maximum limitation period of 5 years, from any liability, all costs and expenses and all damages and losses relating to or arising out of the Consolidated Companies' conduct prior to or after the Closing, to the extent any claim is made against Seller or Seller is held liable by a third party (including governmental authorities), except for the matters guaranteed, indemnified or covenanted by Sellers under this Agreement (for the avoidance of doubt irrespective of the actual enforceability of a claim for reasons of magnitude, statute of limitation, etc., Section 19 paras 7 and 8 sentence 2 shall apply mutatis mutandis) and except for any claims of managers and employees based on their service contracts with any of the Seller's Group Companies.

3.
To the extent required by mandatory statutory law, claims based on fraud or intentional acts of Seller are not excluded nor are any such claims subject to limitations on indemnification set forth in this Agreement.

Section 22
Tax Indemnity

1.
Sellers with respect to the Consolidated Companies other than the US Companies shall indemnify Purchasers against any liability for the payment of any and all Taxes relating to any of the Consolidated Companies relating to a taxable period (or portion thereof) ending on or prior to the Closing Date (a "Pre-Closing Period"), provided, however, that such obligation to indemnify shall be limited to the percentage of such liability which corresponds to the percentage of the direct or indirect ownership interest of Seller in the relevant Consolidated Companies. Seller and MG NAH with respect to the U.S. Companies shall indemnify Purchasers against any liability for the payment of (i) any and all Taxes relating to the U.S. Companies for any Pre-Closing Period, (ii) any liability for Taxes of any consolidated, combined or unitary group, for Tax purposes, (including the group of which MG NAH is the common parent (the "Affiliated Group")) imposed on the U.S. Companies as a result of the application of Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law), (iii) any liability for Taxes imposed on any of the U.S. Companies pursuant to any contract or agreement relating to the allocation or sharing of or indemnity for Taxes and (iv) any liability for Taxes arising out of the 338(h)(10) Elections. The indemnification claims set out in this Section 22 para 1 shall be settled by Sellers at Purchasers' request as soon as the relevant Taxes fall due.

2.
In the case of any Tax liability arising in a taxable period of any of the Consolidated Companies that begins on or before the Closing Date and ends after the Closing Date, (a "Straddle Period"), the allocation of such Tax liability shall be apportioned between the portion deemed to end at the close of business on the Closing Date and the portion deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books at the close of business on the Closing Date. For the purpose of this Section, Taxes relating to the Consolidated Companies for any Pre-Closing Straddle Period shall be computed as if this period were a separate business year and will not be affected by developments in the Post-Closing Straddle Period. Depreciations and similar items will be allocated to the Pre-Closing Straddle Period on the one hand and the Post-Closing Straddle Period on the other hand on a pro rata temporis basis. All other items of income, gain, loss, expense, deduction or credit of the Pre-Closing Straddle Period and the Post-Closing Straddle Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date. The "Post-Closing Straddle Period" shall mean the portion of the Straddle Period beginning after the Closing Date. The "Pre-Closing Straddle Period" shall mean the portion of the Straddle Period ending on the Closing Date. For the avoidance of doubt, a Pre-Closing Period shall in any event include a Pre-Closing Straddle Period. A "Post-Closing Period" shall mean a taxable period beginning after the Closing Date and shall, for the avoidance of doubt, in any event include a Post-Closing Straddle Period. If any of the Consolidated Companies is permitted, but not required, under applicable state, local or foreign law to treat the Closing Date as the last day of a taxable period, then the Parties shall cause that Consolidated Company to treat the Closing Date as the last day of a taxable period.

3.
The foregoing obligation of Sellers shall not apply if and to the extent to which the liability

(a)
has been triggered by any activity or decision of any of the Consolidated Companies or of Purchasers after the Closing Date with legal retroactive effect (including any retroactive reorganization under German Reorganization Tax Act) to a Pre-Closing Period; or

(b)
has been compensated for by way of a claim for indemnification pursuant to Section 19 above or has been taken into account in the Purchase Price adjustment, if any, pursuant to Section 13 above.

4.
Purchasers agree that if as the result of any audit adjustment (or adjustment in any other Tax Proceeding) made with respect to any Tax item by any Tax Authority with respect to Taxes for which Seller or MG NAH is responsible under this Section, Purchasers or any of their Affiliated Companies, including the Consolidated Companies, with respect to the first six taxable periods starting on or after the Closing Date, receive a Tax Benefit, then the respective Purchaser shall, if and to the extent such adjustment caused an indemnification payment under this Section 22 or has in such six taxable periods resulted in additional cash Taxes of Seller as controlling entity with regard to a Pre-Closing Period, pay to Seller or MG NAH, as the case may be, the amount of such Tax Benefit within 30 days after such Tax Benefit is actually realized. For purposes of this Section 22, "Tax Benefit" means the actual Tax cash effect of any item of loss, deduction or credit or any other item which decreases Taxes paid or payable (for the avoidance of doubt after taking into account all other tax attributes available to Purchasers or the Consolidated Companies), including any interest with respect thereto, in particular but not limited thereto, the amounts of any Tax cash benefit arising for Purchasers and/or any of the Consolidated Companies if and to the extent that (i) the benefit results from an adjustment for depreciation or accruals or from a write-up after previous depreciation or any other reallocation of deductible expenses, or (ii) due to a Tax audit, Seller as controlling entity (Organträger) is charged with additional Taxes relating to the Companies under such control (Organgesellschaften), in each case only to the extent to which such benefit or liability results from an adjustment for depreciation or accruals or from a write-up after previous depreciation or any other reallocation of deductible expenses made with regard to a Pre-Closing Period in of any of the Consolidated Companies. Any amounts paid to Seller or MG NAH under this Section 22 para 4 shall be repaid if and to the extent by way of a Tax assessment or otherwise the Tax Benefit is cancelled or otherwise not recognized by a Tax Authority.

5.
Seller and MG NAH, as the case may be, shall be entitled to any refund of (including refunds credited against) any Income Taxes of the U.S. Companies for any Pre-Closing Periods and any refund of (or credit against) any Taxes for any Pre-closing Period to the extent that such refund (or credit) relates to a Tax liability that is the responsibility of Seller or MG NAH under this Section 22, except that refunds arising as a result of a carryback of tax attributes generated in a Post-Closing Period to a Pre-Closing Period shall be for Purchasers' account, provided that (i) Purchasers shall, to the extent permitted by law, elect to carryforward any tax attributes generated in a Post-Closing Period, and (ii) Seller and MG NAH shall be entitled, to the extent permitted by law, to utilize any other tax attributes prior to carrybacks generated by the US Companies in a Post-Closing Period.

  Seller and MG NAH agree that if as the result of any audit adjustment (or adjustment in any other Tax Proceeding) made with respect to any Tax item by any Tax Authority with respect to Taxes for which Seller or MG NAH is responsible under this Section or any decrease of income or adjustment of other taxable item attributed to Seller as controlling entity (Organträger) relating to a Company under such control (Organgesellschaft), Purchasers or any of their Affiliated Companies, including the Consolidated Companies with respect to the first six taxable periods starting on or after the Closing Date, incur Additional Taxes, then Seller or MG NAH, as the case may be, shall pay to the respective Purchaser, the amount of such Additional Tax within 30 days after either of Purchasers notified Seller or MG NAH, as the case may be, of a Tax assessment (including a Tax return that is deemed a (preliminary) Tax assessment) that reflects the Additional Tax. For purposes of this Section 22 para 5, "Additional Tax" means the actual cash Tax effect of any item of profit, revenue, non-deductible expense or any other item which increases Taxes paid or payable, including any interest with respect thereto, in particular but not limited thereto, the amounts of any Tax arising for Purchasers or any of their Affiliated Companies or any of the Consolidated Companies if and to the extent that (i) the Tax results from a disallowance of a capital gain or an adjustment for depreciation or accruals or from any other reallocation of deductible expenses or revenues or any other taxable items, or (ii) due to a Tax audit the tax assessment basis of Sellers or any of their Affiliated Companies as controlling entity (Organträger) relating to the Companies under such control (Organgesellschaften) is decreased, in each case only to the extent to which such Tax or decrease results from a disallowance of a capital gain or an adjustment for depreciation or accruals or from a write-down or any other reallocation of deductible expenses made or any other taxable items with regard to a Pre-Closing Period of any of the Consolidated Companies. Any amounts paid to Purchasers under this Section 22 para 5 shall be repaid if and to the extent by way of a Tax Assessment or otherwise the additional Tax is cancelled.

6.
Sellers agree, that if as the result of any audit adjustment (or adjustment in any other Tax Proceeding) made with respect to the German Businesses and/or the Noah Step-Up ("Noah Step Up" as set forth in Exhibit 22.6) by any Tax Authority (including but not limited to any disallowance of capital gain, transfer of economic ownership for tax purposes, economic ownership as of Closing Date at the level of Seller for tax purposes with respect to the German Businesses as a result of the execution of the Fiduciary Agreements), Purchasers or any of their Affiliated Companies, including the Consolidated Companies with respect to a taxable period starting on or after the Closing Date, incur additional taxes (the "Step Down Taxes"), then Seller shall, after Purchasers notified Seller of a Tax assessment (including a Tax return that is deemed a (preliminary) Tax assessment) that reflects such Step Down Taxes (hereinafter a ("Noah Tax Assessment"), pay to Purchasers the Step Down Tax Amount as defined below. "Step Down Tax Amount" means 93% of the aggregate of (i) for Post Closing Periods which are covered by the Noah Tax Assessment and (ii) for other Post Closing Periods ending on or before the date of receipt of the Noah Tax Assessment (the "Noah Tax Assessment Date"), the total of the Tax amounts shown in Exhibit 22.6 (the "Tax Amounts") which relate to the periods form the Closing Date to the Noah Tax Assessment Date, it being understood that such total must not exceed the actual Tax payments for such period, plus any interest and penalties with respect thereto, and (iii) for Post Closing Periods, or a portion thereof, running after the Noah Tax Assessment Date, the net present value of the Tax amounts shown in Exhibit 22.6 which relate to such periods, such net present value to be determined as of the Noah Tax Assessment Date by applying to each such Tax Amount the respective German Government Bond Rate (durchschnittliche Umlaufrendite von Bundesanleihen) applicable as of the Noah Tax Assessment Date which has an outstanding term which equals the period from the Noah Tax Assessment Date until the maturity shown for each such Tax Amount in Exhibit 22.6. The Step Down Tax Amounts for the periods under (i) and (ii) above shall become due and payable when the actual cash tax payments for the relevant fiscal periods become due and payable to the Tax Authorities and for the period under (iii) above as soon as the Parties have agreed on the net present value in accordance with the principles as set forth below and shall bear interest until the date of payment at the respective German government bond rate as mentioned above. Any disallowance of capital gain, transfer of economic ownership for tax purposes, economic ownership as of Closing Date at the level of Sellers for tax purposes in connection with the Noah Step Up shall be deemed to have caused Step Down Taxes (for the avoidance of doubt the non-acceptance of the Purchase Price allocation to the assets of the German business by the Tax Authorities shall not be deemed to have caused Step Down Taxes). Within ninety (90) days after the receipt of a Noah Tax Assessment, Purchasers shall deliver to Seller their proposed draft of a calculation of the net present value of any additional Taxes resulting from the Noah Adjustments for Post Closing Periods running on or after the Noah Tax Assessment Date. In the event that Seller determine such calculation to be unreasonable, Purchasers and Seller shall resolve such dispute in accordance with the Allocation Dispute Resolution Procedure as set forth in Section 26 para 7.

  With respect to a Noah Tax Assessment Section 25 paras 2 and 3 shall apply accordingly.

  Any amounts paid to Purchaser under this Section 22 para 6 shall be repaid if and to the extent by way of a final and binding Tax assessment or otherwise the Noah Adjustments are cancelled or the Noah Step Up is finally and bindingly recognized by a Tax Authority.

  Purchasers shall not be entitled to a claim for indemnification pursuant to this Section 22 para 6 regarding a damage for which Purchaser has already been compensated for by way of a claim for indemnification under Section 22 para 5 (no double counting).

7.
Purchasers shall be responsible for, pay or cause to be paid, and shall indemnify Seller or MG NAH and hold each of them harmless from and against transfer taxes, related to any Consolidated Company that are incurred in connection with the transactions contemplated by this Agreement, such as all documentary, registration, real estate transfer, stamp and similar taxes, fees and costs (excluding for the avoidance of doubt Sellers' consultants fees and costs, VAT and sales tax). Purchasers and the Consolidated Companies shall be entitled to any refunds (or credits) of Taxes, fees and costs, sales tax and VAT of the Consolidated Companies for which Purchasers are responsible under this Section 22 para 7. Seller and MG NAH shall be responsible for, pay or cause to be paid, and shall indemnify and hold harmless Purchasers from and against any and all Taxes on capital gains from the disposal of the Consolidated Company Shares (other than sold in a Pre-Closing period as set forth in Section 9 para 6), capital gains from the disposal of the economic ownership in the assets of the German Business, and (for the avoidance of doubt) any real estate transfer taxes to be paid in connection with the Noah transaction as set forth in Exhibit 22.6, or Taxes in connection with a change of control or cancellation of fiscal unity payable by any of the Consolidated Companies that are incurred in connection with the transactions contemplated by this Agreement.

8.
The Parties assume that no value added tax ("VAT") will be triggered by the execution and implementation of this Agreement. If this assumption proves not to be correct, Purchasers shall pay to Seller any such applicable VAT only if and to the extent and only three days after the point of time Purchasers actually recover such VAT as input VAT from the Tax Authorities. However, the Parties shall use reasonable efforts to ensure, to the extent this is possible and permissible, that the execution and implementation of this Agreement does not become subject to VAT under any applicable VAT legislation and to avoid liquidity disadvantages of Seller by assigning Purchasers' claim to recover input VAT. Any amounts paid to Sellers under this Section 22.8 shall be repaid if and to the extent by way of a tax assessment or otherwise the VAT recovery is cancelled.

9.
For the purposes of this Section 22, the term Consolidated Companies shall also comprise Associated Companies to the extent that these companies are directly or indirectly majority-owned by the Sellers.

Section 23
Environmental Liability

1.    The following terms as used in this Agreement shall have the following meaning:

  (a)
  "Environmental Contamination" means any pollutants, contaminants or other Hazardous Materials that are existing in the soil, soil gas, leachate, ground- or surface water, in or on buildings, technical facilities or other man-made structures, or parts thereof, as well as waste or decommissioned sub-surface technical installations or parts thereof, which are relevant pursuant to any Environmental Law applicable to the relevant property;

  (b)
  "Environmental Law" means any law, statutes, ordinances, binding land-use planning or zoning regulations or other binding governmental regulations relating to or imposing liability, or standards of conduct, for the protection of the environment, in particular human beings, and plants, and the safety of the workplace, or the use, handling, generation, manufacturing, distribution, collection, transportation, storage, disposal, clean-up, treatment or release of Hazardous Materials, in each case to the extent applicable to the businesses of the Consolidated Companies, as in effect on the Closing Date and, where documented in writing, as enforced and interpreted by the competent authorities on the Closing Date, except for any breach of the guarantee under Section 23.3(b), where the effective date shall be December 31, 2006;

  (c)
  "Environmental Permits" are permits, approvals and licenses granted by or administrative contracts concluded with a governmental authority under Environmental Laws and approvals granted by or contracts with third parties (in particular neighbors), in each case relating to Environmental Matters;

  (d)
  "Environmental Liability" means any Loss (as defined below) arising from any Environmental Matter, limited, however, to costs and expenses incurred after the Closing Date and necessary in order to remedy any Environmental Contamination, otherwise comply with any Environmental Law, Environmental Permit or Compliance Order, or satisfy an Environmental Damage Claim, but excluding any costs and expenses relating to routine maintenance.

    For the purpose of this Agreement, "Loss" shall mean any damage within the meaning of Sections 249 et seq. of the German Civil Code (BGB) including consequential or indirect damages (Folgeschäden, mittelbare Schäden), lost profits (entgangener Gewinn) and frustrated expenses (vergebliche Aufwendungen) within the meaning of Section 284 German Civil Code (BGB) of the Companies but excluding lost profits (entgangener Gewinn) for value reductions due to loss of earnings or based on arguments that the Purchase Price (or any adjustment thereto) has been calculated on an incorrect basis and further excluding internal administration and overhead costs. Any Loss shall be repaid by Purchasers to Seller after expiry of 2 years after the payment of the Loss if and to the extent (i) such Loss is covered by payments actually received out of any insurance within two (2) years after the realization of the damage or would have been received within such year if the insurance coverage had been continued without change (including reasonable increases in the ordinary course of business), both reduced by any related insurance premium increases (which have or in the latter case would have occurred) or (ii) Purchasers have an enforceable claim for compensation against a third person unless Purchasers, at their option, assigns its third party claim to Seller and provides all documents and any information necessary and useful for Seller to assert an assigned third party claim;

  (e)
  "Environmental Matter" means any matter relating to the preservation and protection of the environment (which includes the soil, land surface, the air, ground and surface waters, the workplace and human, plant and animal life and health as well as public or private property) from air contamination (i.e. changes of the natural composition of the air e.g. through smoke, soot, dust, gas, aerosols, steam or odors), water contamination, soil contamination, noise, light, heat, nuclear or other radiation and comparable effects on the environment, as emitted from facilities or in any other way affecting the environment or, in the U.S., the threatened release or disposal or arrange for disposal of Hazardous Materials, in each case including all matters mentioned in the HPC environmental due diligence assessment reports or the Pilko Seller's Environmental Summary as made available in the Data Room;

  (f)
  "Hazardous Materials" means dangerous substances as defined in Article 2 paragraph (2) of the European Community Council Directive 67/548 EEC, as amended until the date hereof;

  (g)
  "Compliance Order" is a judgment, order, decree or ruling of, or restriction imposed by, a governmental authority or judicial body in all countries and jurisdictions requiring compliance with Environmental Laws and/or Environmental Permits;

  (h)
  "Environmental Damage Claims" include any kind of monetary obligation or obligation to act based upon tort, damage or compensation claims, and punitive damages or comparable claims, in each case relating to Environmental Matters or Hazardous Materials of the Consolidated Companies and their legal predecessors as related to the business, including, but not limited, to claims based upon death, injuries, actual or potential damage to the health of human beings, human occupational diseases (in particular, but not limited to, those due to asbestos), and based upon damage to things or animals of any kind. Environmental Damage Claims shall exclude any governmental action regarding compliance and remediation (which may, however, be subject to the relevant guarantee under Section 23 para 3 (a) or (b) for the underlying Environmental Matter);

  (i)
  "Environmental Obligation" means any kind of obligation to act in response to Environmental Matters, in particular, but not limited to, measures to inform, disclose, investigate, monitor remove, remediate or safeguard.

2.
Thresholds and De Minimis

(a)
Sellers shall not be liable for Environmental Liability or Environmental Obligations where these or the underlying facts of any matter or potential risk to which the Environmental Liability or Environmental Obligation relates are fairly disclosed (i) either in this Agreement or in the HPC environmental due diligence assessment reports or the Pilko Seller's Environmental Summary, but only to the extent and only up to the aggregate amount of costs for each separate SBA as follows in:

	SBA	Operational Compliance*	S+GW Cont. Active Sites	Env. Matters Legacy Sites	Env. Damage Claims
Exhibit 23.2(a)	Advanced Ceramics	€ 7.514 mn	€ 0.00	€ 0.00	€ 0.00
Exhibit 23.2(b)	Custom Synthesis	€ 16.867 mn	€ 0.97 mn	€ 9.1 mn	€ 0.00
Exhibit 23.2(c)	Dynamit Nobel AG	€ 0.00	€ 0.00	€ 0.00	€ 0.00
Exhibit 23.2(d)	Dynamit Nobel Group	€ 0.00	€ 0.00	€ 0.00	€ 0.00
Exhibit 23.2(e)	Pigment Chemicals	€ 19,398 mn	€ 7.05 mn	€ 0.00	€ 0.00
Exhibit 23.2(f)	Specialty Chemicals	€ 16.313 mn	€ 0.9 mn	€ 0.62 mn	€ 0.15 mn

*
N.B.: These aggregate amounts are 7.5% higher than the amounts in the Exhibits. The Parties agree that the numbers in this Section 23.2 shall prevail.

    but only to the extent and up to the amount of costs estimated, separately, for (i) operational compliance, (ii) soil and groundwater contamination at active sites, (iii) environmental matters at legacy sites and (iv) environmental damage claims. Insofar as the Environmental Liabilities or costs for Environmental Obligations for these items in the aggregate specified for the SBA are not exceeded, they are also excluded from reimbursement under this Section 23. Insofar as the Environmental Liabilities or costs for Environmental Obligations exceed these amounts, this Section 23 shall apply.

  (b)
  Sellers shall be liable for Environmental Liability or Environmental Obligations only if and to the extent an individual claim exceeds

    (i)
    in case of a breach of the guarantees in Section 23.3(a), (c) and (d), provided the matter was disclosed, the amount of € 750,000.00,

    (ii)
    in case of a breach of the guarantees in Section 23.3(b), provided the matter was disclosed, the amount of € 250,000.00,

    (iii)
    in case of a breach of the guarantees in Section 23.3(a), (c) and (d), where undisclosed, the amount of € 250,000.00, and

    (iv)
    in case of a breach of the guarantees in Section 23.3(b), where undisclosed, the amount of € 100,000.00 each an "Individual Environmental Liability".

      With respect to any Individual Environmental Liability, where a series of claims arise out of a single event, cause, circumstance, act or omission or related or linked series thereof and are based substantially on the same facts and legal theory, such claims shall be aggregated and treated as a single claim.

3.
Environmental Guarantees

  Sellers guarantee as joint and several debtors (Gesamtschuldner) in the form of an independent guarantee in the meaning of Section 311 para 1 German Civil Code (BGB) (selbständiges verschuldensunabhängiges Garantieversprechen) that:

  (a)
  Guarantee for Soil and Groundwater Contamination at Active Sites

    Except as disclosed in Exhibits 23.2(a) through 23.2(f), as of the Closing Date, no Environmental Contamination exists on the properties owned, possessed and in use or operation by the Consolidated Companies on the Closing Date.

  (b)
  Guarantee for Operational Compliance

    Except as disclosed in Exhibits 23.2(a) through 23.2(f),

      (i)
      none of the Consolidated Companies has received in the preceding two years a written notice or other information from any governmental authority or third party which alleges a material violation of any Environmental Law, Environmental Permit or Compliance Order, nor are criminal or administrative prosecution pending or, to Knowledge of Seller, threatened against any of the Consolidated Companies or their officers which might result in a fine or penalty or other financial expenditure required by law or the competent authorities for the breach of any Environmental Law, Environmental Permit or Compliance Order;

      (ii)
      as of the Closing Date, the Consolidated Companies are in possession of all Environmental Permits necessary to operate their businesses as presently conducted and which are material for the business of the respective SBA;

      (iii)
      to Seller's Knowledge, no circumstances exist which would result in a revocation, suspension or limitation of the Environmental Permits or which could lead to the imposition of conditions on or amendments to or the denial of renewal of the Environmental Permits;

      (iv)
      the businesses of the Consolidated Companies are conducted in compliance with any Environmental Law, Environmental Permit and Compliance Order, except where a non-compliance is not material for the business at the respective site.

  (c)
  Environmental Damage Claims Guarantee

    To the Knowledge of Seller and except as disclosed in Exhibit 23.3(c), there is no factual or legal basis for Environmental Damage Claims to be brought against the Consolidated Companies in the USA.

  (d)
  Guarantee for Environmental Matters at Legacy Sites

    Except as disclosed in Exhibits 23.2(a) through 23.2(f), there are no Environmental Liabilities or Environmental Obligations comparable to those set forth in Section 23 para 3(a) through 23 para 3(c) above for legacy sites and businesses (i.e. properties or businesses which were owned, possessed, used or operated by the Consolidated Companies or their predecessors prior to, but not anymore on the Closing Date).

4.
Environmental Indemnity

  Subject to the provisions contained in this Section 23, Sellers shall reimburse to Purchasers an amount equal to

  (a)
  50% of any Individual Environmental Liability arising out of a breach of the guarantees in Section 23 para 3(a) through para 3(c), if and to the exent the matter either exceeds the thresholds according to Section 23 para 2 or, where undisclosed, it can be proven to be solely attributable to activities of the Sellers prior to the Closing Date;

  (b)
  the percentage set forth in the following sliding scale of any Individual Environmental Liability arising out of a breach of the guarantees of Sellers contained in Section 23 para 3(a), where Section 23 para 4(a) above does not apply, provided that Sellers cannot prove that the Individual Environmental Liability is solely attributable to activities of the Purchaser or the Companies after the Closing Date:

Year	Sellers' Percentage
1 - 5	50%
6	45%
7	40%
8	30%
9	20%
10	10%
after	0%
  (c)
  85% of any Individual Environmental Liability arising out of a breach of the guarantees in Section 23 para 3(d);

  in each case only if and to the extent incurred by Purchasers or the Consolidated Companies and provided that the relevant Consolidated Company is required to remedy the relevant matter (i)—except in cases of a breach of the guarantees in Section 23 para 3(c) and (d)—pursuant to any Environmental Law as observed in due course of business by a prudent businessman, provided Purchasers and the relevant Consolidated Company have complied with the Expert Opinion Procedure under Section 23 para 8 below, or (ii) pursuant to a final and binding or enforceable decision of a competent authority or a self-executing Environmental Law, or (iii) pursuant to an enforceable court judgement resulting from a third party claim, or (iv) pursuant to a binding agreement with a competent authority or third party concluded prior to the Signing Date or consented to by Seller, or (v) to prevent or mitigate criminal prosecution (not including administrative offense proceedings—Ordnungswidrigkeitsverfahren), or (vi) because prompt remediation is required pursuant to any Environmental Law due to an imminent material danger (Gefahr im Verzug), or (vii) insofar as Seller consented to it.

  Any obligation of Seller under the foregoing sentence shall be limited to the percentage of the Environmental Liability or costs of any Environmental Obligation which corresponds to the percentage of the direct or indirect ownership interest of Sellers in the relevant Consolidated Company.

5.
Exclusion and Limitations of Sellers' Liability

  Sellers liability pursuant to para 4 above shall be excluded if and to the extent:

  (a)
  that the Environmental Liability or Environmental Obligation could have been avoided or mitigated by Purchasers or the relevant Consolidated Company had they continued to take the measures or applied the environmental, health and safety standards taken and applied prior to the Closing Date;

  (b)
  that the procedures referred to in Section 23 para 6 or para 8 have materially not been complied with by Purchasers in connection with the relevant Environmental Matter, but only if and to the extent that Sellers establish that they were or will be prejudiced by such material non-compliance with such procedures in which case Seller's indemnity obligation under Section 23 para 4 above affected by such non-compliance shall be decreased by 20% as a result thereof;

  (c)
  that the Environmental Liability or Environmental Obligation is a result of (i) a non-compliance of any third party using or possessing a relevant property, plant or facility which was, as of the Closing Date, owned or operated by a Consolidated Company and thereafter sold or leased or otherwise surrendered by such Consolidated Company to such third party or to a predecessor of such third party with the requirements imposed on the Consolidated Companies with respect to such property under the provisions of Section 23.5(a) and (c), (ii) a complete shut-down or the abandonment of a plant or of a facility, (iii) a change of use from industrial/commercial to another use, or a change of construction (other than normal repairs in the ordinary course of business), carried out by or on behalf of the Companies, (iv) facility expansion activities or other construction activities carried out by or on behalf of the Companies, provided any higher environmental standards are triggered as a consequence of such activities, unless the relevant Company has used reasonable efforts in designing and implementing investment projects taking into account the specific situation at the respective site to minimize any Loss resulting from Environmental Matters, (v) a notification or investigation on the property which Purchasers were not obliged to carry out under mandatory law or obliged to carry out by the competent authority, in each case of (i) to (v) above after the Closing Date;

  Section 19 para 3 (with the proviso that instead of the threshold as set forth therein, the thresholds under Section 23 para 2 shall be decisive) and Section 19 para 8 sentence 2 shall apply accordingly.

6.
Indemnification Procedures

  The following procedures shall apply to the defense against any actions, claims, demands or proceedings asserted or announced by any third party (which includes under this Agreement any governmental authority) relating to an Environmental Matter.

  (a)
  If Purchasers or any of the Companies become aware of any facts which are reasonably likely to give rise to an indemnification claim under this Section 23, Purchasers shall inform Seller thereof in writing without undue delay (including, where existing, a summary of any related documentation, e.g. technical documents, third party related documents, reports, correspondence) and, to the extent then feasible, set forth the estimated amount of such claim.

  (b)
  Purchasers shall give or shall cause any of the Companies affected to give Sellers and any environmental expert or consultant retained by Sellers the opportunity to review any related documentation, e.g. technical documents, third party related documents, reports, correspondence, and to investigate the relevant property (without taking samples, unless samples have already been taken before).

  (c)
  Purchasers shall give and shall cause any of the Companies affected to give Sellers and its experts, consultants and representatives the opportunity (i) to request the defense of any claim (except where a report was obtained from the Expert under Section 23.8), and (ii) to participate in all negotiations and correspondence with the third party and any environmental expert or consultant involved by Purchasers or any of the Companies and (iii) to participate as an intervenor of the relevant Company affected in any administrative and court proceedings. It is understood that that Sellers shall take into consideration Purchasers' and the relevant Company's reasonable business interests.

  (d)
  For Environmental Liability or Environmental Obligations for which Sellers have in writing finally and bindingly accepted their liability under this Section 23, Sellers shall have the right to control the defense of any third party claim and remediation measure. Sellers shall diligently conduct such defense in order to keep the liabilities as a result of such claim as low as possible. Sellers shall inform Purchasers of all developments and events relating to such claims and Purchasers shall be entitled, at its expense, to employ own counsel and to attend all conferences, meetings and proceedings relating to such claim. All costs and expenses incurred by Sellers in defending such claims shall be borne by Sellers. Seller shall not settle a lawsuit or claim without Purchasers' consent (not to be unreasonably withheld), if the settlement entails an injunction on any aspect of the DN Business or if Purchasers are not fully released from liability. It is understood that that Sellers shall take into consideration Purchasers' and the relevant Company's reasonable business interests. If, however the interests of Purchasers, in their reasonable judgment, conflict with those of Sellers, Purchasers shall have the right to assume the defense provided Purchasers have in writing finally and bindingly accepted to bear all costs and expenses incurred by Sellers and Purchasers and the relevant Company.

  (e)
  Irrespective of whether or not Sellers have elected to defend the third party claim under the above lit (d), Purchasers agree, and shall cause each of the Companies, (i) to reasonably cooperate with Sellers in the defense of any third party claim, and (ii) to provide Seller's representatives access, upon reasonable advance notice and during normal business hours, to all relevant books and records, other information, premises and personnel of the Companies, (iii) not to acknowledge or settle the third party claim without Seller's prior written consent, which shall not unreasonably be withheld. Any costs and expenses incurred by Purchasers in connection with the cooperation or defense in accordance with this Section 23 para 6(e) shall be borne by Purchasers, except for any Environmental Liability to be indemnified by Sellers under this Agreement.

7.
Shared Sites Indemnity

  The Parties acknowledge that Seller has, at the Sites in Stadeln, Würgendorf and Troisdorf, sold business units to and entered into joint ventures with third parties, but, for specific reasons of German explosives law, remained entrusted with the Environmental Permits and owner or possessor of the real property actually used by these third parties/joint ventures. Sellers represent that the third parties/joint ventures are contractually obliged to handle all Environmental Liabilities and Environmental Obligations as if they were holder of the respective Environmental Permit and owner of the real property actually used by them for their business.

  Sellers hereby undertakes to reimburse to Purchasers an amount equal to any Environmental Liability incurred by Purchasers or the Consolidated Companies, or, at Purchasers' discretion, indemnify and hold harmless Purchasers or the Consolidated Companies from any Environmental Obligation, brought against Purchasers or any of the Consolidated Companies as owner/possessor of real property or as holder of Environmental Permits at the sites Stadeln, Würgendorf and Troisdorf, insofar as the real property or Environmental Permit to which the matter relates is not actually operated and used by the Consolidated Companies but by third parties/joint ventures and this third party / joint venture does not fulfill its contractual obligation to handle the matter itself in spite of Purchasers' (unsuccessful) efforts to enforce the third party's / joint ventures' contractual obligation, in particular, but not limited to, in case of shutdown or insolvency.

  The indemnification in this Section 23 para 7 shall be subject to the provisions contained in Section 23 para 1, para 5 (b), para 5 last sentence, para 6 and para 9, whereas the other provisions in this Section 23 shall not apply.

8.
Expert Opinion Procedure

  If Purchaser or any of the Consolidated Companies intend to undertake any remediation pursuant to Section 23 para 4 (i) above without complying with Section 23 para 4 (ii) through (vii), the parties shall, upon Sellers' or Purchasers' request, obtain a report from an Expert (as hereinafter defined) regarding the kind and extent of the underlying matter and of the action to be taken with respect to the matter and the remediation intended to be undertaken. The Environmental Expert shall consider and discuss existing expert reports and similar documentation. The results of his report shall create a rebuttable presumption in respect of such matters which are subject to the report. If the circumstances require that the remediation must be performed immediately under Environmental Law to avoid a third party claim (including enforcement action by a governmental authority) and it is not possible to obtain an Environmental Expert opinion prior to performing such remediation, the requirement set forth in the preceding sentence shall be complied with as soon as possible. An internationally renowned environmental professional expert organization in the subject of the relevant matter (the "Environmental Expert") independent of Sellers as well as of Purchasers and the Consolidated Companies shall be selected jointly by Sellers and Purchasers within two weeks after the request. In the event Sellers and Purchasers cannot agree on an Environmental Expert, then each party shall appoint its own expert to assist in a selection of the independent Environmental Expert. The parties' experts shall meet promptly to agree on an Environmental Expert to perform under the terms of this Section. Notwithstanding any other provision of this Agreement, the costs of retaining the Environmental Expert shall be shared equally by Sellers and Purchasers. A subsequent governmental order requiring remediation with respect to the relevant matter shall supersede the Environmental Expert report.

9.
Additional Rights and Remedies

  The Parties agree that the responsibility of Sellers, Purchasers and the Consolidated Companies with respect to Environmental Matters shall be exclusively governed by this Agreement and that, except for Purchasers' claims expressly set forth in this Section 23, no Environmental Matters shall give rise to any claims by Purchasers or the Companies against Sellers based on whatever legal reason.

Section 24
Statute of Limitations

1.
Subject to this Section 24 para 2, any claims of Purchasers pursuant to Section 19 above shall be barred after

(a)
8 (eight) years from the Closing Date if such claim is based on the inaccurateness of a statement made in Section 17 paras 1, 2, 3 and 4;

(b)
24 (twenty-four) months from the Closing Date in all other cases of the inaccurateness of a statement made in Section 17 above.

2.
Any claims of Purchasers pursuant to Section 19 if based on the inaccurateness of a statement made in Section 17 paras 27-34 (Tax), or Section 22 above shall be subject to a survival period expiring on the later of (i) six months after the Tax assessment for the relevant Tax and the relevant period has become final or (ii) the expiration of the statute of limitations applicable to Tax assessments for the relevant period.

3.
Any claims of Purchaser pursuant to a breach of the guarantee under Section 23 para 3 lit (b) above shall be barred after 31 December 2006. Any claims of Purchaser pursuant to a breach of the guarantees under Section 23 para 3 lit (a), lit (c), lit (d) and the indemnity in Section 23 para 7 above shall be barred after 10 (ten) years from the Closing Date.

Section 25
Contest Provisions with respect to the Companies (other than the U.S. Companies)

1.
The provisions of this Section 25 shall not apply to the extent that contest provisions are provided by Section 26 with respect to the U.S. Companies. If there shall be any conflict between any provision of this Section 25 and any provision of Section 26 with respect to any U.S. Company, the provision of Section 26 shall govern.

2.
After receiving written notice (i) of any claim of a third party (which includes under this Agreement any governmental authority) which may trigger a claim by Purchasers against Sellers for indemnification pursuant to Section 19 above (ii) or of any claim for Taxes (including Tax assessments) relating to or affecting any of the Consolidated Companies and relating to a time period ending on or before the Closing Date which may trigger a claim for indemnification of Purchasers against Sellers pursuant to Section 22 above, Purchasers shall as soon as reasonably feasible give written notice thereof to Sellers. Such notice shall specify in reasonable detail the basis for such claim and, to the extent feasible, set forth the estimated amount of such claim, and shall include a copy of any relevant correspondence so far exchanged in this matter. If any of Sellers so elects by a written notice to Purchasers in which such Seller finally and bindingly accepts its liability under Sections 17 and 19 as to the claim without undue delay after having received the aforesaid notice from Purchasers, Sellers shall be entitled to assume control of the defense of such claim employing its own counsel at its sole costs, expense, including all related fees and costs of the defense (Rechtsverfolgungskosten), e.g. due to courts, witnesses, experts and risk. As long as Seller is defending a claim, Purchasers shall provide or cause to be provided to Seller information reasonably requested by Seller relating to such claim and Purchasers shall otherwise cooperate with Seller and its representatives in good faith in order to effectively contest such claim. If Purchasers do not fulfill their aforementioned obligations to provide information and to otherwise cooperate with Seller in contesting a third party claim, Purchasers shall be estopped from asserting a claim for indemnification pursuant to Sections 19 and 22 above to the extent such claim is based on the third party claim referred to above, if and to the extent such failure prejudiced Seller's ability to mitigate the third party claim. Seller shall inform Purchasers of all developments and events relating to such claim and Purchasers shall be entitled, at their expense, to employ own counsel and to attend but not to actively participate in or to control, all conferences, meetings and proceedings relating to such claim. Seller shall conduct such proceedings in good faith using reasonable endeavors to take Purchasers' interests into account. Purchasers shall fully cooperate, and cause any of the Companies to fully cooperate with Seller in the defense of any third-party claim, provide Seller's representatives access, during normal business hours, to all relevant business records and documents and permit Seller and its representatives to consult with the directors, employees and representatives of Purchasers and any of the Companies (as the case may be), against reimbursement of any reasonable out-of-pocket expenses of the Purchasers and any of the Companies concerned.

3.
If Seller does not assume control of the defense of a specific claim the adverse consequences of which, in principle, could be recoverable under Section 17 and 19, Purchasers shall have full control of such defense and such proceedings and may at its sole discretion contest such claim (without waiving any rights of Purchasers to seek to recover from Sellers all related fees and costs of the defense (Rechtsverfolgungskosten), e.g. due to courts, witnesses, experts and including Purchasers' or the Companies out of pocket expenses, and risk). If requested by Purchasers, Seller shall cooperate in good faith with Purchasers in order to contest effectively such claim at Seller's sole costs and expenses Seller shall be entitled, at its expense, to employ own counsel and to attend but not actively participate in or to control all conferences, meetings and proceedings relating to such claim. In no event shall Purchasers or any of the Consolidated Companies be entitled to acknowledge or settle the claim, or permit any such acknowledgement or settlement without Seller's prior written consent, such consent not to be unreasonably withheld. However, Seller shall not settle a lawsuit or claim without Purchasers' consent (not to be unreasonably withheld), if the settlement entails an injunction on any aspect of the DN Business or if Purchasers are not fully released from liability.

4.
After the Closing Date, Purchasers shall be responsible for the preparation and filing of all Tax returns related to the Consolidated Companies for fiscal years, or other periods for which Tax returns are due, ending on or prior to the Closing Date, consistent with the past practice of Seller in the normal course of business prior to Closing. Purchasers shall cause the relevant Consolidated Companies to file the Tax returns for the fiscal year 2003 not later than by September 30, 2004 and such other Tax returns not later than September 30, 2005. Purchasers shall cause the relevant Consolidated Companies to provide Seller with any information which Seller may reasonably deem necessary or appropriate for the filing of its Tax returns with respect to assets, liabilities, income or expenses of the German Businesses. Purchasers shall cause any of the Consolidated Companies which had been a member of the Seller's German VAT group until Closing Date to provide Seller within 8 business days (Frankfurt am Main) after the Closing Date the As-If-VAT-Return of the relevant month in which the Closing Date falls as it had been filed the months before in which the relevant Consolidated Company was a member of Seller's German VAT group. "As-If-VAT-Returns" means any such information available to the respective Consolidated Company and required under applicable law with regard to VAT returns necessary for the Seller to file the monthly and/or annual VAT return.

5.
Purchasers shall provide Seller for review with a copy of each such Tax return at least three weeks prior to the due date (including an extension thereof) for the filing of such return. Purchasers shall ensure that any changes and amendments to such Tax returns requested by Seller are made prior to filing (provided such changes and amendments are consistent with the past practice of Seller) and that no filing of any such Tax return is made without the prior written consent of Seller, which shall not be unreasonably withheld.

6.
Purchasers shall inform Seller without undue delay of any forthcoming Tax audit regarding any of the Consolidated Companies for any Pre-Closing Period (Pre-Closing Tax Audit). With respect to such Pre-Closing Tax Audit the following shall apply: Purchasers shall grant and ensure that the relevant Consolidated Company grants to Seller and its advisers the right to participate in the Pre-Closing Tax Audit including, but not limited to, the right to attend any formal meetings with the Tax auditor (both the final meeting pursuant to Section 201 General Tax Code (AO) and other formal meetings, such as meetings arranged for with the Tax auditors in advance to discuss issues of material interest). Furthermore, Purchasers shall request and cause the relevant Consolidated Company to request the Tax auditor to provide questions in writing as well as ensure that such questions are forwarded to Seller for its comments. Purchasers shall duly incorporate such comments made by Seller in its statements to the Tax auditor. In no event shall Purchasers make any written statements to the Tax auditor without the prior written consent of Seller, which shall not be unreasonably withheld. Purchasers shall grant Seller access to all records and other supporting material relevant in this context. Purchasers shall not enter into any agreements and shall ensure that none of the Consolidated Companies enters into any agreements with the Tax authorities without the prior written consent of Seller, which shall not be unreasonably withheld.

7.
Purchasers shall cause, at the request of Seller, any of the Consolidated Companies to file objections against Tax assessments pursuant to Sections 347 et seq. General Tax Code (AO) and/or take legal action pursuant to Section 40 Tax Court Procedure Act (FGO) against Tax assessments relating to a Pre Closing Period. Seller shall indemnify Purchasers and the relevant Consolidated Company against any costs caused by such request.

8.
If Purchasers do not comply with any of their obligations under paras 4 to 7 above, Purchasers shall be estopped from asserting any claim for indemnification pursuant to Sections 19 and 22 above relating to the same subject matter, provided, however, that this shall only apply if and to the extent (i) Seller has duly notified Purchasers in writing about the violation of its aforementioned obligations, specifying in reasonable detail the request for cooperation and/or information, and has granted Purchasers reasonable opportunity to cure such violation, (ii) Purchasers cannot demonstrate that the amount of Sellers' liability under Section 22 would have been the same (or even higher) if Purchasers had fully complied with its aforementioned obligations, (iii) Purchasers' violation has caused a Tax liability exceeding € 3,000,000 and (iv) Purchasers' violation and Sellers' liability under Section 22 relate to the same tax, the same taxable entity, the same taxable period and the same specific tax item. Seller shall use its reasonably best efforts to avoid or mitigate any increase of such liability caused by Purchasers' violation of its aforementioned obligations.

9.
Notwithstanding the specific rules set forth in paras 4 to 7 above each Party hereto shall, and shall cause the Consolidated Companies to, provide to the respective other Party hereto such cooperation and information (information with respect to the German Business necessary for the Seller to file its corporate income tax and trade tax returns for the periods until Closing Date to be provided until September 30, 2005) as any of them reasonably request in filing any Tax return, mandatory Tax return or claim for refund or for the preparation of any Pre-Closing Tax Audit and the Party requesting such cooperation shall reimburse the other Party for any reasonable out of pocket expenses incurred by such cooperating Party in complying with the request for cooperation. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax returns and relevant records. Each Party will retain and Purchasers will cause the Consolidated Companies to retain all Tax returns and all material records and other documents relating to Tax matters of the Companies for any taxable period or a portion thereof ending on or before the Closing Date until the later of the expiration of the statute of limitations for the taxable periods to which the Tax returns and other documents relate or eight years following the due date for such Tax returns. Thereafter, the Party holding such Tax returns or other documents may dispose of them provided that such Party shall give to the other Party written notice and an opportunity to take custody thereof prior to disposing of them.

  The Purchasers shall cause the Consolidated Companies to provide Seller within 4 weeks after the end of the calendar year 2004 with the tax package for the fiscal period ending on the Closing Date, comparable with the package as it was required for the year end December 31, 2003, it being understood that with respect to Purchasers' and/or Consolidated Companies' cost Section 14 shall apply accordingly. The tax package shall consist of the calculation of the taxable income of the Consolidated Companies, the U.S. GAAP balance figures, the local GAAP balance figures and the estimated tax balance sheet. The same applies to the equivalent information with regards the business operation carried out under the Fiduciary Agreement by the relevant service providing company.

10.
Tax returns in the context of this Section 25 do not comprise monthly Tax notifications (Steueranmeldungen) or similar preliminary Tax returns under non German jurisdiction, such as monthly VAT or wage tax notifications.

11.
A period of 10 days shall in no event constitute an undue delay under this Section 25.

Section 26
U.S. Tax Matters with respect to U.S. Companies

1.
MG NAH shall prepare and file, or cause to be prepared and filed, when due: (i) all United States consolidated federal Income Tax Returns for the Affiliated Group, (ii) any Tax Return which includes MG NAH or any other member of the MG NAH Group, (iii) any consolidated, combined or unitary Tax Return which includes MG NAH or any of its subsidiaries, (iv) any Income Tax Return of any of the U.S. Companies that includes any Pre-Closing Period and (v) any other Tax Return on which Taxes that are the responsibility of MG NAH under Section 22 para 1 are reflected, provided that Purchasers shall prepare and file or cause to be prepared and filed when due all Tax Returns relating to Straddle Periods (other than those involving consolidated or combined returns). MG NAH shall prepare such Tax Return in accordance with past practices, accounting methods, elections or conventions ("Past Practices") used with respect to the Tax Returns in question (unless there is no reasonable basis for the use of such Past Practices). With respect to any such Tax Return, Purchasers shall pay MG NAH the amount for which Purchasers are responsible under Section 22 para 7 no later than two business days prior to the date such Tax Return is to be filed, provided that at least ten (10) days prior to such payment date, MG NAH has notified Purchasers of the amount and basis for such payment. For purposes of this Section 26, "MG NAH Group" means MG NAH or any subsidiary of MG NAH, other than the U.S. Companies.

2.
Purchaser 3 shall, except to the extent that filing such Tax Returns are the responsibility of MG NAH under para 1, prepare and file, or cause to be prepared and filed, all Tax Returns with respect to each U.S. Company. Purchaser 3 shall prepare, or cause to be prepared, such Tax Returns in accordance with Past Practices used with respect to the Tax Returns in question (unless there is no reasonable basis for the use of such Past Practices).

3.
With respect to the U.S. Companies, MG NAH shall prepare and submit to Purchaser 3, no later than ninety (90) days after the Closing Date, blank Tax Return workpaper packages or questionnaires for Pre-Closing Periods and Straddle Periods. Purchaser 3 shall, and shall cause the U.S. Companies to, prepare completely and accurately and submit to MG NAH, within (90) days of receipt, all information as MG NAH shall reasonably request in such Tax Return workpaper packages or questionnaires. Purchaser 3 and MG NAH shall prepare all Tax Returns for such periods that are the responsibility of Purchaser 3 and MG NAH, respectively, under Section 26 paras 1 and 2 in accordance with such Tax Return workpaper packages or questionnaires (unless there is no reasonable basis for filing such Tax Returns in accordance with such workpaper packages or questionnaires). Each of MG NAH, Purchaser 3 and the U.S. Companies shall make their employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

4.
Purchaser 3 shall promptly notify MG NAH upon receipt by Purchaser 3 or any of its subsidiaries of notice of any claim, assessment or dispute relating to any Tax audit, contest, litigation, defense or other proceeding with or against any Tax Authority (each a "Tax Proceeding") relating to any U.S. Company which MG NAH is entitled to control under this Section and shall promptly forward to MG NAH any communications received from or sent to any taxing authority in connection with any such Tax Proceeding. MG NAH shall have the sole right to control, contest, resolve and defend any Tax Proceeding relating to any U.S. Company relating to a Pre-Closing Period MG NAH shall not settle any such Tax Proceeding without the consent of Purchasers (such consent not to be unreasonably withheld) to the extent the settlement could adversely impact Purchaser 3 or any U.S. Company in a Post-Closing Period. Purchaser 3 shall have the sole right to control, contest, resolve and defend any Tax Proceeding of any U.S. Company relating to a Post-Closing Period. Purchaser 3 shall not settle any such Tax Proceeding without the consent of MG NAH (such consent not to be unreasonably withheld) to the extent the settlement could adversely impact MG NAH or any U.S. Company in a Pre-Closing Period. MG NAH and Purchaser 3 shall have the right to jointly control, contest, resolve and defend any Tax Proceeding for any U.S. Company relating to a Straddle Period. "Tax Authority" means with respect to any

  Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

5.
Anything in any other agreement to the contrary notwithstanding, all liabilities and obligations between MG NAH or any member of the MG NAH Group, on the one hand, and the U.S. Companies, on the other hand, under any Tax allocation or Tax sharing agreement in effect prior to the Closing Date (other than this Agreement) shall cease and terminate as of the Closing Date.

6.
At MG NAH's request, Purchaser 3 shall join with MG NAH in jointly making timely and irrevocable elections under Section 338(h)(10) of the Code (and any corresponding elections under state or local tax law) (the "338(h)(10) Elections") with respect to the U.S. Companies for which an election may be made under Section 338(h)(10) of the Code and the applicable Treasury Regulations thereunder (such U.S. Companies, the "338(h)(10) Election Subsidiaries"). Purchaser 3 and MG NAH shall cause their respective subsidiaries and affiliates to (i) treat the 338(h)(10) Elections as valid, (ii) file all Tax Returns in a manner consistent with such 338(h)(10) Elections and (iii) take no position contrary thereto, except to the extent required to do otherwise pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local tax provision) (a "Determination"), provided, however, in no event shall Purchaser 3 be required to make any 338(h)(10) Election, if it would result in a material cost to Purchasers or the Consolidated Companies.

7.
With respect to each 338(h)(10) Election, within ninety (90) days after the Closing Date, MG NAH shall deliver to Purchaser 3 its proposed determination of (i) the aggregate deemed sale price (as defined in Treasury Regulation § 1.338-4) (the "ADSP") and (ii) the allocation of the ADSP among the assets of each of the 338(h)(10) Election Subsidiaries (collectively, the "338(h)(10) Election Allocation Statements"). Such determination shall be reasonable and shall be determined in accordance with Section 338(h)(10) of the Code and the applicable Treasury Regulations thereunder. Except as may be required by a Determination or in the event that Purchaser 3 determines such 338(h)(10) Election Allocation Statements are unreasonable, Purchaser 3 shall file, or cause to be filed, all Tax Returns in a manner consistent with the 338(h)(10) Election Allocation Statements (if any). In the event that Purchaser 3 determines such 338(h)(10) Election Allocation Statements are unreasonable, Purchaser 3 shall provide written objection to MG NAH within 15 business days of receipt of the 338(h)(10) Election Allocation Statements and if, after good faith negotiations, Purchaser 3 and MG NAH are unable to reach an agreement within thirty (30) days after MG NAH's receipt of Purchaser 3's written objection, the dispute shall be resolved by an independent, nationally recognized firm of accountants (the "Accountant") located in the USA mutually selected by the Parties and each of Purchaser 3 and MG NAH/Purchaser 3 shall bear all fees and costs incurred by it in connection with the determination of the 338(h)(10) Election Allocation Statements, except the Parties shall each pay one-half (50%) of the fees and expenses of the Accountant (such procedure the "Allocation Dispute Resolution Procedure"). In any event, Purchaser 3 and MG NAH shall jointly prepare, consistent with the 338(h)(10) Election Allocations (if any), any form or document required to effect a valid and timely 338(h)(10) Election.

8.
Without written consent of MG NAH, Purchaser 3 shall not make, and shall cause not to be made, any election under Section 338(g) of the Code with respect to any U.S. Company.

9.
MG NAH, Purchaser 3, the U.S. Companies and their respective affiliates shall treat any and all payments under this Section 26 as an adjustment to the Purchase Price for Tax purposes unless they are required to treat such payments otherwise by applicable Tax laws.

Part V
Additional Obligations Prior to Closing

Section 27
Conduct of Business Prior to Closing

1.
Seller shall procure (steht dafür ein) that as soon as reasonably possible after the Signing a general meeting of its shareholders to take place no later than June 23, 2004 will be duly called with the agenda item of an approval of the execution of this Agreement and with the recommendation of the management board to approve the transfer of the DN Business to Purchasers. Furthermore, Seller shall use best efforts, notwithstanding statutory duties of the supervisory board, that Seller's supervisory board also makes such recommendation in line with the management board suggestion.

2.
Seller covenants and procures (steht dafür ein) that it will, or, subject to the restrictions established by applicable mandatory law, will cause the Consolidated Companies and Associated Companies to—unless otherwise provided in this Agreement—conduct the DN Business in the ordinary course of business and consistent with past practices in the period between the Signing and the Closing Date and, to the extent consistent therewith, use its best efforts to preserve intact their assets and current business organizations, use its best efforts to keep available the services of their key employees and to preserve their contractual relationships with customers and suppliers.

3.
Seller covenants and procures (steht dafür ein) that it will, or will cause subject to the restrictions established by applicable mandatory law the Consolidated Companies and Associated Companies to implement without undue delay after Signing without any liability towards the Consolidated Companies and Associated Companies the sale and transfer of (i) its special business area "Heavy Ammunition Business" and the "Plastics Business" (i.e. DN Kunststoff) to a third party (i.e. not one of the Companies); if a sale to a party outside the Seller's Group Companies cannot be completed within one month after the Signing Seller shall procure the sale and transfer of the respective business to a Seller's Group Company, assuming (mit schuldbefreiender Wirkung) any obligations of the respective seller under the respective sale and purchase agreement and (ii) the Companies' Intellectual Property Rights still registered for Seller to the Companies and re-register those in the name and on behalf of the Companies. Purchasers are aware that the acquirer of the Plastics Business requires from DN AG a royalty-free perpetual licence in respect of the use of the name "Dynamit Nobel" in combination with either the word "Kunststoff" or the word "Plastics". Sellers covenant and procure that the acquirer of the Plastics Business shall not be entitled to use the name or trademark "Dynamit Nobel" alone or for any products other than relating to Plastics/Kunststoff.

4.
During the period between the Signing and the Closing, Sellers shall not and, subject to the restrictions established by applicable mandatory law, shall procure that each of the Consolidated Companies and Associated Companies shall not,—unless otherwise provided in this Agreement—without the prior written consent of Purchasers such consent not to be unreasonably withheld or delayed, do any of the following:

(a)
enter into or materially amend any Plan, collective bargaining or shop agreements, with respect to any of the Consolidated Companies or Associated Companies or, except for any increase required by applicable collective bargaining agreements or shop agreements, grant any material increase in the rates of pay or benefits to or enter into any old age part-time contracts, any new employment benefit plan or make any other material change in the employment or severance terms for any of the current or former directors, officers and employees in the DN Business;

  (b)
  enter into any contract or other arrangement which is likely to result in a material change in the nature of the business of any SBU;

  (c)
  materially increase the number of individuals employed by the Consolidated Companies and Associated Companies;

  (d)
  hire or dismiss directors and employees in the Management or renew or change agreements regarding compensation and pension arrangements of members of Management;

  (e)
  adopt or propose any change in its certificate of incorporation, articles of association or bylaws of any Consolidated Company or Associated Company;

  (f)
  merge or consolidate with any other person or acquire a material amount of assets from any other person or to split any Consolidated Company or Associated Company or sell, transfer or otherwise dispose of (Verpflichtungs- und Verfügungsgeschäfte) Companies, or parts thereof (Betriebsteile);

  (g)
  sell, acquire or rent any real estate or rights equivalent to real estate or encumber any real estate or rights equivalent to real estate with charges unless in the ordinary course of business consistent with past practice;

  (h)
  create, grant, issue or permit the creation of an encumbrance, lien or any other third-party right or extend an existing encumbrance, lien or any third-party right affecting a material asset of any Consolidated Company or Associated Company with a value in excess of € 250,000 outside the ordinary course of business;

  (i)
  give, extend or renew any guarantee, indemnity or other agreement with a value in excess of € 250,000 to secure or incur financial or other obligations with respect to another person's obligation (except an obligation of a Consolidated Company or Associated Company);

  (j)
  sell, lease, license, encumber, transfer or otherwise dispose of any material assets or businesses or property except pursuant to existing contracts or commitments or otherwise in the ordinary course of business consistent with past practice;

  (k)
  terminate or amend any of the Material Agreements or enter into any agreement that, had it been in existence as of Signing, would have been a Material Agreement; fail to renew where renewal is appropriate and where the Consolidated Companies or Associated Companies have the right to renew any Material Agreement or waive any material rights thereunder;

  (l)
  grant volume rebates, discounts to customers, factoring or sales of any receivables, in each case outside the ordinary course of business or inconsistent with past practice;

  (m)
  materially reduce the existing insurance coverage;

  (o)
  make or commit to make any capital expenditures exceeding in each case € 1 million or in the aggregate € 5 million except pursuant to existing contracts or commitments or otherwise in the ordinary course of business consistent with past practice, or if and to the extent in accordance with the budget;

  (p)
  incur or compromise any claims, liabilities, expenses or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) exceeding € 10,000,000 in the aggregate (or equivalent in local currency) other than in the ordinary course of business or waive the benefits of, agree to modify in any manner detrimental to it, terminate, release any person from or fail to enforce any material confidentiality, standstill or similar agreement;

  (q)
  settle or compromise any rights or claims against third parties other than in the ordinary course of business consistent with past practice;

  (r)
  make or change any material Tax election (except in the ordinary course and consistent with past practice), change any accounting period or settle or compromise any Tax liability if it could impact Purchasers or any of the Consolidated Companies or Associated Companies in a Post-Closing Period;

  (s)
  grant donations to political parties, charities and similar institutions exceeding an amount of € 5,000; or

  (t)
  agree or commit to do any of the foregoing.

5.
During the period between the Signing and the Closing Date, Sellers shall procure that no shareholder resolutions in shareholders' meetings of any of the Consolidated Companies or Associated Companies shall be adopted without the prior written consent of Purchasers—except as expressly set forth in this Agreement—relating to

(a)
the distribution of profits (in any way) of any of the Consolidated Companies or Associated Companies;

(b)
the change or the amendment of articles of association of any of the Consolidated Companies or Associated Companies;

(c)
the increase or decrease of registered share capital of any of the Consolidated Companies or Associated Companies, including without limitation the creation of authorized capital and contingent capital;

(d)
the issuance of, or authorization to issue, new shares (whether common or preferred shares) or other securities in any of the Consolidated Companies or Associated Companies, including without limitation convertible bonds, dividend bonds or participation rights;

(e)
the re-purchase (Erwerb eigener Anteile) or redemption (Einziehung) of shares in any of the Consolidated Companies or Associated Companies;

(f)
the adoption of domination, profit and loss transfer or any other corporate agreements in the meaning of Sections 291, 292 of the German Stock Corporation Act (AktG);

(g)
the merger, split-off, conversion or any other restructuring of any of the Consolidated Companies or Associated Companies under the German Conversion Act (UmwG) or similar measures under any applicable foreign laws; or

(h)
the dissolution of any of the Consolidated Companies or Associated Companies;

  and that the respective measures shall not be taken or effected whether with or without a respective shareholders' resolution.

6.
Sellers agree that Sellers' and the Consolidated Companies' and Associated Companies' management, employees and professional advisers shall, as soon as reasonably practicable after the Signing Date, provide Purchasers and their management, employees and professional advisers and financing sources with all cooperation reasonably necessary in connection with Purchasers' financing, including participation in presentations to banks, due diligence and rating agency sessions and assistance with the preparation of offering memoranda. Sellers shall in particular procure and shall use best efforts to provide Purchasers without undue delay after the Signing

  Date with (i) the Annual Accounts prepared in accordance with the principles set forth in Section 17.23 above and audited in accordance with generally accepted auditing standards as practiced in the United States, such Annual Accounts to also include full footnote disclosure and management discussion and analysis in accordance with the standards set forth by the US Securities and Exchange Commission (SEC) as well as, to an extent legally permissible, (ii) monthly financial statements at the latest within ten days after a month end and, as soon as reasonably practicable, monthly management reports, each statement and report per SBU and including commentary and explanatory notes, in particular explaining budget to actual items.

7.
Sellers shall procure that the Consolidated Companies and Associated Companies will between the Signing and the Closing Date

(a)
provide reasonable support to Purchasers for any preparatory steps necessary for the implementation of this Agreement, including making available for roadshows and making a joint communication to preserve the current business relationship of the Consolidated Companies or Associated Companies and their customers, suppliers and others having business relationships with the Consolidated Companies or Associated Companies

(b)
maintain accounting procedures consistent with past practice unless specifically requested otherwise by Purchasers and agreed by Sellers

(c)
subject to the procedures set out in this Agreement, retain the business organization of the Consolidated Companies or Associated Companies.

8.
Between the date on which the Closing Conditions set forth in Section 15 para 2 (a) and (b) have been fulfilled and the Closing Date, the Sellers shall procure that the Purchasers, their employees, officers and advisors subject to the restrictions established by applicable mandatory law (i) have access to the management and the right to participate in meetings of corporate bodies or committees of the Consolidated Companies and the Associated Companies (ii) are informed about such meetings, (iii) are granted all reasonable support by the Consolidated Companies and the Associated Companies in order to prepare, plan for and enable a smooth transfer of the DN Business to the Purchasers.

9.
Sellers shall use best efforts to ensure that (i) KPMG has audited the Annual Accounts by June 30, 2004, (ii) Purchasers are informed on a regular basis, at least every month of the progress on the auditing procedure of the Annual Accounts in reasonable detail, (iii) Purchasers are (to the extent legally permissible) granted information, including for the avoidance of doubt by meetings with the auditors about the auditing procedure, and (iv) Purchasers shall be delivered the respective Annual Accounts (and the final drafts thereof) as soon as they are available. Sellers shall agree as soon as feasible with Purchasers on reasonable milestones to ensure the progress of the audit.

Section 28
Termination of Enterprise Agreements

1.
Seller and Dynamit Nobel have entered into a profit and loss pooling agreement (Gewinnabführungsvertrag) dated September 29, 1995 and a domination agreement (Beherrschungsvertrag) dated August 23, 1996 (herein collectively the "Enterprise Agreements").

2.
Seller shall ensure that the Enterprise Agreements will be terminated (prior to or, at the latest), on the Closing Date without any liability of the Companies. For such purpose, Seller will change the fiscal year of Dynamit Nobel and its subsidiaries which have entered with Dynamit Nobel or any of its German subsidiaries into a profit and loss pooling agreement to expire on the Closing Date. Seller shall cause Dynamit Nobel and its subsidiaries to effect the respective filings with the competent Commercial Register and to obtain the approval of the competent Tax Authorities for the change of the fiscal year for tax purposes.

3.
The results (i.e. profit or loss) of Dynamit Nobel until the termination of the profit and loss pooling agreement of September 29, 1995 will be for the account of Seller and is to be treated as the case may be as Liquid Asset (in case of a loss) or Financial Debt (in case of a profit) under the Purchase Price calculation and adjustment.

4.
If the Enterprise Agreements are not validly terminated as set forth herein, the Parties shall treat each other as if Enterprise Agreements had been validly terminated on the Closing Date and Sellers shall indemnify and hold harmless Purchasers for any tax disadvantage from such non-termination.

Section 29
Release from Obligations under Guarantees/Put Option

1.
Purchasers shall use their reasonable efforts to assist Seller in obtaining the release from the obligations of Seller under the guarantees, comfort letters and similar instruments in favor of any of the Companies listed in Exhibit 29.1 within three (3) months after the Closing Date. Purchasers shall indemnify and hold harmless Seller against any claims asserted by the beneficiaries of such guarantees, comfort letters and similar instructions after the Closing Date, except for the matters guaranteed, indemnified or covenanted by Sellers under this Agreement (for the avoidance of doubt irrespective of the actual enforceability of a claim for reasons of magnitude, statute of limitation, etc., Section 19 paras 7 and 8 sentence 2 shall apply mutatis mutandis).

2.
If the Ignition Business is not sold and transferred to a third party (i.e. none of the Companies, but including Sellers and Sellers' Group Companies) before the Closing Date, Purchasers shall have the right to sell and transfer the Ignition Business for the book value or a lower value and excluding any liability to the Seller and Seller hereby irrevocably offers to Purchasers to purchase and accept the transfer of the Ignition Business within 3 months following the Closing Date. In case of a sale below book value, any adverse tax consequences for the sellers of the Ignition Business, Dynamit Nobel GmbH Automotive Ignition Systems shall be borne by the purchaser of the Ignition Business or by the Sellers.

Section 30
Merger Control

1.
Purchasers shall promptly notify the European Commission of the transaction provided for in this Agreement pursuant to the Merger Control Regulation.

2.
Purchasers shall promptly file and Seller shall promptly cause any of the Companies legally required to do so to file for approval of the transaction contemplated by this Agreement in accordance with the Hart-Scott-Rodino-Antitrust Improvements Act of 1976 as amended.

3.
Seller, MG NAH and Purchasers shall promptly make all other filings legally required with any other antitrust authorities or other governmental authorities with respect to the transaction contemplated by this Agreement.

4.
No filing by a Party hereunder shall be made without first having provided a draft of the notification to the respective other Party.

5.
In the event that meetings with the officials of the European Commission or the U.S. Antitrust Authorities or of any other antitrust governmental authorities will become necessary, representatives of both Seller and Purchasers shall be entitled to attend such meetings. Seller and Purchasers shall, without undue delay, exchange all information about their contacts with authorities referred to in the preceding sentence.

6.
Seller and Purchasers shall, if necessary, provide such additional information as may be required to respond to a second request for information, and shall take such action as may be reasonably necessary to obtain the approvals required by this Agreement as soon as possible.

Section 31
Termination/Condition Precedent

1.
This Agreement can be terminated at any time prior to the Closing

(a)
by either Party if the Closing Conditions have not been fulfilled or waived on or prior to September 30, 2004, provided, however, that such Party which has caused the failure of the Closing Condition by breaching any of the obligations under this Agreement shall not be entitled to terminate; or

(b)
by Purchasers between 31 July 2004 (if Closing has not occurred) and the Closing, in the event that a Material Adverse Change has occurred after the Signing Date. "Material Adverse Change" shall mean any change, effect, event, development, occurrence or state of facts that is, or could be, materially adverse to the condition (financial or otherwise), business, prospects, assets, properties or results of operations of the DN Business, other than any change, effect, event, occurrence or state of facts relating to the economy in general or the chemical industry in general, in each case that does not have a disproportional impact on the DN Business.

2.
Claims for breach of contract, if any, under this Agreement of either Party shall not be affected by a termination. In case of a termination, the Parties are obligated to return all documents received from the respective other Party, to keep secret all confidential information they have received in connection with the transaction and the Parties shall not use any such information for their own purposes. Seller's, MG NAH's and Purchasers' legal counsel shall be exempt from the obligation to return such documents to the extent they are part of their files.

3.
This Agreement is subject to the condition precedent (aufschiebende Bedingung) that the Seller's supervisory board has given its approval to this Agreement, which condition shall be deemed fulfilled, if Seller has given written notice to Purchasers or the officiating notary that the supervisory board has approved this Agreement.

4.
Seller has advised Purchasers that it has scheduled a Supervisory Board meeting for April 25, 2004 (and which in any event shall take place not later than April 29, 2004) with the agenda item the approval of this Agreement and recommendation of this Agreement at the general meeting of Seller?s shareholders referred to in Section 27 para 1. Seller shall notify Purchasers and the officiating notary in writing without undue delay after the Supervisory Board meeting of the results of the meeting. From the date hereof until the date Seller has delivered to Purchasers a notice that the Supervisory Board has rejected the approval of this Agreement, Sellers shall not, and shall not permit any of their representatives, directors, officers or employees, to, directly or indirectly, enter into or continue discussions or negotiations or furnish any information to any third party relating to the sale or other disposition of any Shares or any rights under the Fiduciary Agreements or any other similar transaction relating to the DN Business. In case Sellers do not comply with their obligations set forth in the preceding sentence, Section 40.3 shall apply mutatis mutandis. The Purchasers have the right to withdraw from this Agreement by informing Sellers and the officiating notary in writing, if the Supervisory Board rejects the approval to this Agreement or has not resolved on the approval of this Agreement by April 30, 2004. The Sellers have the right to withdraw from this Agreement by informing the Purchasers and the officiating notary in writing if the Supervisory Board rejects the approval to this Agreement at the meeting referred to above. This Section 31 para 4 shall become binding immediately, notwithstanding Section 31 para 3 above.

Part VI
Additional Obligations Post Closing

Section 32
Transitional Services

1.
Sellers and Purchasers 1 and 3 are in agreement that in respect of existing agreements between any of the Consolidated Companies or Associated Company and any of the Sellers' Group Companies—except for financing and other agreements referred to in this Agreement—(the "Intercompany Agreements") and except for trade relationships in the ordinary course of business, the following shall apply:

(a)
The Parties shall review in good faith the Intercompany Agreement and, to the extent requested by Purchaser, negotiate in good faith (i) the termination and settling of such Intercompany Agreement without triggering any obligation of the respective contractual parties to pay penalties, break-up fees or any other termination compensation or any obligation or cost for the Companies, in particular, any agreements for cost allocation or cost recharge agreements (e.g. for management, stock options) from any of the Sellers' Group Companies to any of the Consolidated Companies or Associated Company hereto shall be terminated and settled as of the Closing Date without any costs or liability for the Companies and (ii) the continuation of the Intercompany Agreements after the Closing Date in accordance with their respective terms and conditions as of the date hereof.

(b)
The Sellers and the Purchasers are aware that the Sellers' Group insurance programs for D&O and property damage/business interruption, transport and accident extend to the DN Business. Sellers shall procure that the Consolidated Companies or Associated Company, if and to the extent the Consolidated Companies or Associated Company have paid premiums under such renewed policies for the time until December 31, 2004, shall be entitled to repayment of the unearned premiums for the period from and including the day after the Closing Date until and including December 31, 2004, on a pro rata temporis basis if and to the extent such insurances are terminated as of the Closing Date.

(c)
The Sellers undertake to procure that any claims for payments under Sellers' Group insurance policies which relate to recoverable damages (in accordance with the respective terms and conditions under the respective Sellers' Group insurance policy) incurred by any of the Consolidated Companies or Associated Company insured under the Sellers' Group insurance policies prior to the date on which the insurance coverage of the respective Consolidated Company or Associated Company ends according to the foregoing provisions, are assigned to the respective Consolidated Company or Associated Company. The Sellers undertake to procure that payments received by any Sellers' Group Company from the respective insurers of the Sellers' Group insurance policies for recoverable damages suffered by any Consolidated Company or Associated Company under the Sellers' Group insurance policies shall be passed on to the respective Consolidated Company or Associated Company.

2.
The Parties hereby undertake to procure that as from the Closing Date within the limit of the Parties' and the Consolidated Companies' confidentiality and secrecy obligations and to the extent legally permitted, each Party, its officers, employees, professional advisors and other representatives shall subject to a general confidentiality and secrecy obligation except with respect to facts disclosed otherwise or known to the public, both without fault of the respective Party, be granted, upon its request and at its expense, full access during normal business hours to all sites and books, records, documents and information (including without limitation the right to receive hard copies and/or electronic copies thereof) and to the personnel and advisors of the Consolidated Companies or of Sellers, to the extent necessary or appropriate (i) within six

  (6) months following the Closing Date for any legitimate reasons and (ii) for reasons of establishing the rights and claims of the Parties under this Agreement, provided and to the extent that the rights and claims that are to be established have not become statute-barred when this access right made use of, or for Purchasers in connection with the financing of the transactions contemplated in this Agreement;

3.
At Dynamit Nobel, an audit committee of the supervisory board (Aufsichtsrat) (herein referred to as "Audit Committee") has been established. Purchasers shall not abolish the Audit Committee and allow Mr. Peter Steiner, member of the Executive Board (Vorstand) of Seller, to participate in the meetings of the Audit Committee as an observer until the annual accounts of Dynamit Nobel of the stump fiscal year ending on the Closing Date shall have been formally adopted.

Section 33
Resignations

  On the Closing Date, Seller will deliver to Purchasers the resignations, effective at or prior to Closing Date, of Sellers' representatives in the supervisory board(s) of any of the Companies.

Section 34
Employee Matters

1.
Purchasers confirm that they have no current intentions to substantially reduce or otherwise substantially change the composition of the workforce of the DN Business and the collective bargaining agreements, shop agreements and pension arrangements currently in existence.

2.
Regarding U.S. Employees, the following shall apply:

(a)
All employee benefit plans, programs, policies and arrangements of Purchasers and their Affiliated Companies in which any U.S. Employee participates shall recognize all service with the U.S. Companies, Seller and any Affiliated Company of Seller, including service with predecessor employers that was recognized by the U.S. Companies, Seller or any such Affiliated Company for all purposes, except for purposes of accrual of benefits under any defined benefit pension plan and except as such recognition would result in a duplication of benefits.

(b)
As soon as practicable (and in no event later than 120 days) after the Closing Date, Purchasers shall establish one or more defined contribution savings plans intended to qualify under sections 401(a) and 401(k) of the Code, and/or designate one or more existing defined contribution savings plans sponsored by Purchasers or any of their subsidiaries, that are so qualified (such plans, collectively and separately, "Purchaser Savings Plan"). Upon the compliance by Purchasers with the requirements of subparagraph 2 (c) below, Seller shall direct the trustee of the MG North America Holdings Inc. Savings Plan and Trust (the "Seller Savings Plan") to transfer to the trust under the Purchaser Savings Plan liability for the account balance of each U.S. Employee in the Seller Savings Plan (the "Immediately Transferred Savings Plan Participants"), together with cash, cash equivalents or other mutually acceptable property, the value of which on such transfer date is equal to the liability; provided, that any notes evidencing loans made to U.S. Employees under the Seller Savings Plan shall be transferred in kind.

(c)
For each Purchaser Savings Plan (if any) that is newly created, Purchasers shall provide Seller with written evidence of (i) the adoption of the Purchaser Savings Plan by Purchasers, (ii) the creation of the trust thereunder, (iii) the submission by Purchasers of the Purchaser Savings Plan to the Internal Revenue Service for a favorable determination letter, and (iv) an opinion of Purchasers' counsel satisfactory to Seller, to the effect that the terms of Purchaser Savings

    Plan meet the applicable requirements of sections 401(a) and (k) of the Code. For each Purchaser Savings Plan (if any) that is not newly created, Purchasers shall provide Seller with a copy of the most recently issued determination letter from the Internal Revenue Service, stating that such Purchaser Savings Plan is qualified under sections 401(a) and 401(k) of the Code. Purchasers and Seller shall cooperate in the filing of any IRS Forms 5310 required by the transfer of assets and liabilities described herein, and anything contained herein to the contrary notwithstanding, the transfer of assets and liabilities described herein shall not take place until the 31st day following the filing of all required Forms 5310. In addition, Purchasers and Seller shall cooperate in (i) making all other filings required under the Code or ERISA and any applicable securities laws, (ii) implementing all appropriate communications with participants, (iii) transferring appropriate records, and (iv) taking all such other actions as may be necessary and appropriate to implement the provisions of this Section 34 para 2 lit (c) in a timely manner.

  (d)
  Except as specifically provided below in this Section 34 para 2 lit (e), Purchasers and the U.S. Companies shall assume and be solely responsible for (A) claims for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA) ("Welfare Benefits") that are incurred by or with respect to any U.S. Employee or any beneficiary or dependent thereof, whether arising before, on or after the Closing Date; provided, that such claims that are incurred before the Closing Date shall be submitted to and processed under the U.S. Benefit Plans, and upon receipt of proof of payment reasonably satisfactory to Purchasers, Purchasers shall reimburse Seller for all such claims incurred prior to Closing.

  For purposes of the foregoing, a medical/dental claim shall be considered incurred when the services are rendered, the supplies are provided or medication is prescribed, and not when the condition arose. A disability claim shall be considered incurred on or before the Closing Date if the injury or condition giving rise to the claim occurs on or before the Closing Date, but only if such claim is actually filed on or before the first anniversary of the Closing Date.

  Each of Seller, MG NAH Purchasers and the U.S. Companies shall assist and cooperate with each other in the disposition of claims for Welfare Benefits made by or with respect to any U.S. Employee or any beneficiary or dependent thereof, and in providing each other with any records, documents, or other information within its control or to which it has access that is reasonably requested by any other as necessary or appropriate to the disposition, settlement or defense of such claims. From and after the date of this Agreement, Seller shall cause the processing and payment of claims for Welfare Benefits to continue in the normal course consistent with past practice and in any event as expeditiously as possible.

  (e)
  Except as specifically provided in this Section 34 para 2 (i) Purchasers shall not assume, and Seller shall remain solely responsible for, any liabilities or obligations under or with respect to the U.S. Benefit Plans that are not U.S. Company Benefit Plans, including without limitation Controlled Group Liabilities, and (ii) the U.S. Companies shall retain, and Seller and its remaining Affiliated Companies shall have no responsibility for, liabilities or obligations under or with respect to the U.S. Company Benefit Plans.

3.
Nothing contained in this Agreement shall restrict the ability of Purchasers and the U.S. Companies to terminate the employment of any Active U.S. Employee for any reason at any time after Closing. Moreover, nothing contained in this Agreement shall require Purchasers and the U.S. Companies to maintain any specific U.S. Company Benefit Plan or other compensation or employee benefit plan, program, policy or practice following the Closing Date.

Section 35
Non-Solicitation Covenant

  For a period of five (5) years immediately following the Closing Date, Seller agrees, and agrees to cause its subsidiaries in the meaning of Section 17 para 1 German Stock Corporation Act (AktG), not to solicit for employment any manager or employee of any of the Companies, provided, however, that the foregoing shall not apply to a general advertisement or solicitation program that is not specifically targeted at such persons.

Section 36
Confidentiality and Non-Competition

1.
Sellers undertake, and shall procure (stehen dafür ein) that all of their Affiliated Companies other than the Companies (herein referred to "Seller's Group Companies") will keep confidential all matters, in particular all business and trade secrets of the DN Business and will not use such matters or secrets for itself, unless the disclosure to governmental authorities or any other third party is required by virtue of law. Sellers assign, and shall procure that any Seller's Group Company assigns as of the Closing Date, to Purchaser 1 all rights and claims they hold or will hold pursuant to confidentiality agreements that Sellers or any of Seller's Group Companies have entered into in respect of the Companies including the auction process for the sale of the DN Business to Purchasers.

2.
The Parties shall agree on the wording of a press release, which release may be published by any Party at any time. Other than that and except for the disclosure of this Agreement to the shareholders of Seller or as required by applicable law, prior to the Closing Date, no Party shall make any press release or similar public announcement with respect to this Agreement without the prior written consent of the respective other Party, such consent not to be unreasonably withheld.

3.
Sellers furthermore undertake, and shall procure (stehen dafür ein) that the other Seller's Group Companies, for a period of two years from the Closing Date do not, either directly or indirectly, enter into competition, or promote competition of third parties, with the DN Business. Competition is any activity in the field of activity of the DN Business as of the Closing Date and in the same geographical area as of the Closing Date. Seller and any of the other Seller's Group Companies, shall be entitled to acquire and to hold an interest in the aggregate of up to 20% of the respective capital or voting rights in companies competing with DN Business provided that such interest will be acquired and held by Seller or Seller's Group Companies as financial investors for investment purposes only. The foregoing shall not apply to the acquisition of a controlling interest in an entity or group of entities if the average annual sales generated by such entity or group of entities with the competing activities in the last three full fiscal years preceding the acquisition do not exceed 20% of the average aggregate sales of such entity or group of entities in such three-year-period; provided, however, that such competitive activities shall be divested within eighteen months.

4.
For each violation of the restraints set out in this Section 36, Sellers undertakes to pay a contractual penalty (Vertragsstrafe) of € 1,000,000 for each breach and a further € 500,000 for each (partial) week the breach continues. Apart from the contractual penalty, Purchasers may demand that such violation be discontinued and may claim damages or the recovery of the profits made as a result of the forbidden action; however, the contractual penalty must be credited against the damages or profits payable.

5.
Purchasers shall procure that Dynamit Nobel complies with the non-compete covenant set forth in Exhibit 36.5.

Part VII
Miscellaneous

Section 37
Notices

  All notices, statements and other communications to be given with respect to this Agreement shall be in the English language and sent by registered mail, by facsimile transmission, by email or by messenger to the Parties at the following addresses or at such other addresses as shall be specified by the Parties:

    If to Sellers:

    mg technologies ag
    - z.Hd. Dr. Manfred Döss
    Bockenheimer Landstraße 51
    60325 Frankfurt am Main, Germany
    fax +49-69-71199-122

    with copy to:

    Hengeler Mueller
    Dr. Michael Baumgartl/Dr. Oleg de Lousanoff
    Bockenheimer Landstr 51
    60325 Frankfurt a.M
    Germany
    Fax +49-69-725-773

    If to Purchasers:

    RW Holding Corp.
    Thomas J. Riordan, Vice President
    100 Overlook Center
    Princeton, NJ 08540
    USA Fax +1-609-514-8722

    with copy to:

    Clifford Chance
    Dr. Arndt Stengel/Mario Schmidt
    Mainzer Landstr. 46
    60325 Frankfurt a.M.
    Germany
    Fax +49-69-7199-4000

    and to:

    Simpson Thacher & Bartlett LLP
    Brian Stadler, Esq.
    425 Lexington Ave.
    New York, NY 10017
    USA
    Fax +1-212-455-2502

Section 38
Entire Agreement, Written Form

1.
This Agreement (including the attached Exhibits) constitutes the entire agreement and supersedes all other prior agreements and undertakings both written and oral among the Parties. In the event of any translation of this Agreement, the English version shall prevail.

2.
Any changes in this Agreement including, but not limited to, this clause shall only be valid if made in writing and executed by both Purchasers and Sellers or, if required by applicable law, in a stricter form.

Section 39
Assignment, Set-Off, Benefit of a Third Party

1.
Neither Seller and MG NAH on the one hand nor Purchasers on the other hand may assign any rights and obligations under this Agreement to any third party without the consent of the respective other Party except for (i) Purchasers' right to have any of the Shares and rights and obligations under the Fiduciary Agreements acquired by a designee, to the extent the respective assigning Purchaser remains liable as set forth in this Agreement (ii) Purchasers' right to assign any of its rights under or in connection with this Agreement to the banks financing the transaction or (iii) Purchasers' right to assign any rights and obligations under this Agreement to any of the Companies. Seller hereby assigns and shall procure that any Sellers' Group Company assigns, to Purchaser 1 all rights under any confidentiality or similar agreement with any other bidder or their advisors in connection with the transaction contemplated hereunder.

2.
Purchasers shall not be entitled to offset any claim they may have against Seller (whether under this Agreement or otherwise) against the claim of Seller for payment of the Purchase Price and the balance of liabilities and receivables referred to in Section 11 para 2 and for payment of outstanding loans, if any, pursuant to Section 16 para 2 lit (b) above unless Purchasers' claim has become final (rechtskräftig) or is undisputed.

3.
If not expressly provided otherwise, no provision contained in this Agreement shall be regarded as a contract for the benefit of a third party (Vertrag zugunsten Dritter).

Section 40
Expenses

1.
Except as specifically provided otherwise in this Agreement, each Party shall bear its own expenses and fees (including attorneys', accountants', consultants' and advisers' fees) in connection with this Agreement or any of the transactions contemplated herein, including any merger control filing and filings with other governmental authorities made by such Party.

2.
Notarial fees, transfer tax (including stamp duties and property transfer tax, but excluding VAT and sales tax) and any registration or publication fees and costs triggered by the execution and implementation of this Agreement shall be borne by Purchasers. Sellers shall bear any costs, if any, to obtain third party consents for the execution of this Agreement and the consummation of the transaction stipulated hereunder.

3.
If the Closing does not take place because any Closing Condition as set forth in Section 15 para 2 (c) or (d) has not been fulfilled or waived until and including September 30, 2004, Sellers shall indemnify the Purchasers against their costs and expenses incurred in connection with this Agreement by paying to Purchasers a flat amount of € 18 million.

Section 41
Missing Exhibits

1.
The Exhibits to the Agreement which are outstanding or have not been finalized prior to the date hereof are listed in Exhibit 41.1 ("Outstanding Exhibits"), specifying if there are attached in draft format or outstanding in full.

2.
Sellers undertake to finalise and deliver all Outstanding Exhibits to the Purchasers as soon as possible, however in any event by 25 April 2004, notwithstanding the fact that this day is a Sunday. After all Outstanding Exhibits have been delivered to Purchasers the Parties shall, without undue delay have the Outstanding Exhibits notarised as amendment to this Agreement.

3.
"New Issues" shall be all issues disclosed in the Outstanding Exhibits that do not or do not fully correspond to the information, which was reasonably apparent on the face of any document provided in the Data Room as to their existence, quality or magnitude. Sellers shall promptly inform Purchasers if Sellers become aware of any New Issues.

4.
Any New Issue that either constitutes a breach of a guarantee in Section 17 or triggers or caused a loss or additional expense of any of the Companies shall be indemnified under Section 19; however for the avoidance of doubt, the limitations of Section 19 para 2 above shall apply, the limitations of Section 19 para. 3 shall not apply.

5.
Any damage resulting from a New Issue calculated as set forth in Section 41 para 4, Section 19 above, shall be deducted from the Purchase Price if it is undisputed between the Parties. Any New Issue disputed between the Parties shall be indemnified in accordance with Section 41 para 4.

Section 42
Electronic Data Room

1.
The Parties agree that 2 electronic copies of the electronic Data Room shall be stored at a CD or DVD and handed over to the officiating notary without undue delay after the Signing Date. The officiating notary shall keep the CD or DVD as documents of proof for a period of at least ten (10) years after the Closing Date.

2.
Sellers guarantee and confirm that the Data Room does not contain any documents or information other than those made available to Purchasers and their advisors without restrictions before April 16, 2004 24:00 hours and shall make available the log files for the time thereafter to Purchasers.

3.
Sellers shall procure that the Data Room shall be kept open and updated from time to time for the Purchasers and their advisors and solely for Purchasers, their advisors and Sellers, for a period until at least the Closing Date, and any investigation by Purchasers and their advisors during such period shall not affect the Sellers' guarantees under this Agreement.

Section 43
Severability

  Should any of the provisions of this Agreement be or become fully or partly invalid or unenforceable, the remainder of the Agreement shall be valid or enforceable. The invalid or unenforceable provision shall be replaced by a provision which shall come as close as possible to the economic purpose of the invalid provision. Any gaps under this Agreement shall be filled by a provision which the Parties as prudent businessmen would in good faith have agreed to, had they considered the matter not covered by this Agreement.

Section 44
Governing Law, Jurisdiction

1.
This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

2.
Except as otherwise expressly stated elsewhere in this Agreement, all disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in accordance with the rules of the German Institute of Arbitration e.V. (DIS) without recourse to the ordinary courts of law. The arbitral tribunal shall consist of three arbitrators one of which shall be appointed by Sellers, one by Purchasers and the chairman shall be appointed by the two nominated arbitrators. The place of arbitration shall be Frankfurt am Main; the language of the arbitration shall be German and English.

Section 45
Approval of and Consent to Reference Deeds

  To the extent this Agreement refers to exhibits (which are listed in the List of Exhibits set out below), reference is hereby made to the notarial deeds nos. 139/2004, 140/2004, 141/2004 and 142/2004 of Stefan Koller, notary of the Canton of Zug, Switzerland, as well as to the notarial deeds nos. 14/2004, 15/2004 and 16/2004 of the acting notary (hereinafter the "Referenced Deeds"). By this reference, the contents of the Referenced Deeds including its exhibits become an integral part of this Agreement. The originals of the Referenced Deeds have been submitted to the Parties and their representatives respectively as well as to the acting notary. The Parties confirm that the content of the Referenced Deeds is known to them and they waive the right to have read aloud these deeds. The Parties hereby approve of and consent to their representation by Mrs Maya Pfister Arnold, Ms Brigitte Scherr, Mr Jean-Philippe Pinto and Mr Roland Irminger in the referenced deeds and to all statements made in the Referenced Deeds on behalf of the parties represented therein.

        By this reference the following Exhibits, as contained in the aforementioned Referenced Deeds, are incorporated:

List of Exhibits

Exhibit 1.3	List of participations held by Dynamit Nobel
Exhibit 3.3	List of participations held by CeramTec
Exhibit 4.3	List of participations held by Sachtleben
Exhibit 5.3	List of participations held by Chemetall
Exhibit 5.4	List of participations held by Chemetall Corporation
Exhibit 6.3	List of participations held by DNES
Exhibit 8.3	Copies of the Fiduciary Agreements
Exhibits 11.2(a) to (d)	Internal bookings of German Businesses
Exhibit 12.3	Rules for Netting and Estimation
Exhibit 13.2(a)(bb)	Net Debt Calculation
Exhibit 13.2(a)(ii)	Capex budget of the Consolidated Companies for 2004
Exhibit 13.5(c)	List of non-recurring items
Exhibit 13.7	Allocation of the Purchase Price to the Companies
Exhibit 14.1(a)	Principles underlying the Closing Balance Sheet
Exhibit 14.1(b)	Principles underlying the Working Capital Calculation
Exhibit 14.7	Instruction Letter to arbitrator
Exhibit 17.6	List of joint venture and similar agreements
Exhibit 17.11	Definition of Material Agreements
Exhibit 17.16	List of infringements of Intellectual Property Rights
Exhibit 17.17	List of infringements of Intellectual Property Rights by DN Business
Exhibit 17.24	Copies of Financial Statements
Exhibit 17.27	List of exceptions to the statements made in Section 17.27
Exhibit 17.29	List of exceptions to the statements made in Section 17.29
Exhibit 17.30	List of exceptions to the statements made in Section 17.30
Exhibit 17.32	List of Tax audits
Exhibit 17.33	List of written tax rulings
Exhibit 17.35	List of Strikes and Work Stoppages
Exhibit 17.36	List of directors and employees
Exhibit 17.43(a)	List of U.S. Benefit Plans and U.S. Employment Agreements
Exhibit 17.47	List of Third Reich claims
Exhibit 17.51	List of persons whose knowledge is attributed to Sellers

Exhibit 18.1(b)	Confirmation by financing banks
Exhibit 19.5	Persons whose actual knowledge is attributed to Purchasers
Exhibit 19.8(a)	Copies of the unaudited carve-out accounts for the DN Business as of December 31, 2003
Exhibit 22.6	Description of the Noah step-up
Exhibit 23.2 (a)	Environmental disclosures for Advanced Ceramics
Exhibit 23.2 (b)	Environmental disclosures for Custom Synthesis
Exhibit 23.2 (c)	Environmental disclosures for Dynamit Nobel AG
Exhibit 23.2 (d)	Environmental disclosures for Dynamit Nobel Group
Exhibit 23.2 (e)	Environmental disclosures for Pigment Chemicals
Exhibit 23.2 (f)	Environmental disclosures for Specialty Chemicals
Exhibit 23.3 (c)	List of factual and legal basis for Environmental Damage Claims
Exhibit 29.1	List of Comfort Letters
Exhibit 36.5	Non-compete covenant of Dynamit Nobel
Exhibit 41.1	List of Outstanding Exhibits

        The foregoing Public Deed was read aloud to the appearing parties, presented to them for review, approved by them and subsequently signed in their own hands in the presence of the Notary Public as follows:

Zug/Switzerland, this 19th April 2004

mg technologies ag
By:	/s/ Andreas von Oppen Attorney-in-fact
MG North America Holdings Inc.
By:	/s/ Andreas von Oppen Attorney-in-fact
Deukalion Einundzwanzigste Vermögensverwaltungs-GmbH
By:	/s/ Frank Becker Attorney-in-fact
Deukalion Sechzehnte Vermögensverwaltungs-GmbH
By:	/s/ Frank Becker Attorney-in-fact
Deukalion Zweiundzwanzigste Vermögensverwaltungs-GmbH
By:	/s/ Frank Becker Attorney-in-fact
Deukalion Neunundzwanzigste Vermögensverwaltungs-GmbH
By:	/s/ Frank Becker Attorney-in-fact
Deukalion Dreißigste Vermögensverwaltungs-GmbH
By:	/s/ Frank Becker Attorney-in-fact
RW Holding Corp.
By:	/s/ Frank Becker Attorney-in-fact

QuickLinks

Sale and Purchase Agreement between mg technologies ag Bockenheimer Landstraße 73 – 77 60325 Frankfurt am Main Germany